AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2000


                                                      REGISTRATION NO. 333-35542
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       WORLD OMNI AUTO RECEIVABLES TRUSTS
                           (ISSUER OF THE SECURITIES)
                            ------------------------
                        WORLD OMNI AUTO RECEIVABLES LLC
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         DELAWARE                                                    52-2184798
              (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER IDENTIFICATION NO.)
              INCORPORATION OR ORGANIZATION)



                   120 N.W. 12TH AVENUE                                      JAMES R. FOSTER, TREASURER
              DEERFIELD BEACH, FLORIDA 33442                                    120 N.W. 12TH AVENUE
                      (954) 429-2200                                       DEERFIELD BEACH, FLORIDA 33442
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                            (954) 429-2200
 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                         OFFICES)                                    INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                                 RAY I. SHIRAZI
                         CADWALADER, WICKERSHAM & TAFT
                                100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6376
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this registration statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                           PROPOSED
                                                       MAXIMUM OFFERING        PROPOSED
       TITLE OF OF SECURITIES          AMOUNT TO BE        PRICE PER      MAXIMUM AGGREGATE       AMOUNT OF
          TO BE REGISTERED             REGISTERED(1)       SECURITY*       OFFERING PRICE*    REGISTRATION FEE
Auto Receivables Backed Securities..  $1,650,000,000         100%           $1,650,000,000       $395,736(1)


 *  Estimated solely for the purpose of calculating the registration fee.

(1) $264.00 previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE


     This Registration Statement contains (i) a form of prospectus relating to the offering of series of Auto Receivables Backed Securities by various trusts created from time to time by World Omni Auto Receivables LLC and (ii) forms of prospectus supplement relating to series of Auto Receivables Backed Securities described therein. The forms of prospectus supplement for the securities follow immediately after this introductory note, followed thereafter by the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED MAY 23, 2000


PROSPECTUS

      AUTO RECEIVABLES BACKED NOTES AND CERTIFICATES (ISSUABLE IN SERIES)
                        WORLD OMNI AUTO RECEIVABLES LLC
                                     SELLER

                        THE TRUSTS:

                        1. A new trust will be formed to issue each series of
                           securities.

                        2. Each trust will consist primarily of:

                          o retail installment sale contracts secured by new and
                            used automobiles and light trucks; and

                          o other assets as described in this prospectus and to
                            be specified in the related prospectus supplement

                        THE SECURITIES:

                        1. will be asset-backed securities sold periodically in
                           one or more series and each series will be secured by the assets of the trust or will evidence beneficial ownership interests in the trust;

                        2. will be offered in separate series;

                        3. if specified in the related prospectus supplement,
                           all of the classes may not be offered in a particular series;

                        4. of a series may be divided into two or more classes
                           which may have different interest rates and which may receive principal payments in differing proportions and at different times;

                        5. will consist of:

                          o notes (which will be treated as indebtedness of the
                            trust) and/or

                          o certificates (which will represent an undivided
                            ownership interest in the trust); and

                        6. of any series are not obligations of World Omni Auto
                           Receivables LLC, World Omni Financial Corp. or any of their affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental agency.
                            ------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

No secondary market will exist for a series of securities prior its offering. We cannot assure you that a secondary market will develop for the securities of any series or, if it does develop, that it will continue.
                            ------------------------

Investing in the offered securities involves risks. We refer you to "Risk Factors" beginning on page 4 of this prospectus. For each series, see "Risk Factors" in the related prospectus supplement.

                The date of this prospectus is            , 2000

THE SECURITIES MAY BE
OFFERED THROUGH ONE OR MORE
DIFFERENT METHODS,
INCLUDING OFFERINGS THROUGH
UNDERWRITERS, AS MORE FULLY
DESCRIBED UNDER "PLAN OF
DISTRIBUTION" ON PAGE   OF
THIS PROSPECTUS AND IN THE
RELATED PROSPECTUS
SUPPLEMENT. OFFERINGS OF
CERTAIN CLASSES OF THE
SECURITIES, AS SPECIFIED IN
THE RELATED PROSPECTUS
SUPPLEMENT, MAY BE MADE IN
ONE OR MORE TRANSACTIONS
EXEMPT FROM THE
REGISTRATION REQUIREMENTS
OF THE SECURITIES ACT OF
1933, AS AMENDED. SUCH
OFFERINGS ARE NOT BEING
MADE PURSUANT TO THIS
PROSPECTUS OR THE RELATED
REGISTRATION STATEMENT.
This prospectus may not be
used to consummate sales of
the offered securities
unless accompanied by a
prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered securities is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered securities; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities. If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered securities and this offering. The capitalized terms used in this prospectus are defined on the pages indicated
under the caption "Index of Terms" beginning on page   in this prospectus.

     In this prospectus, the terms "seller," "we," "us" and "our" refer to World Omni Auto Receivables LLC.
                               ------------------

     If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 120 N.W. 12th Avenue Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information By Reference" beginning on page 56 of this prospectus.
                               ------------------

                               TABLE OF CONTENTS

   SECTION                                           PAGE
RISK FACTORS......................................          4
PROSPECTUS SUPPLEMENT.............................         10
THE ISSUERS.......................................         10
THE TRUST ASSETS..................................         10
THE RECEIVABLES POOL..............................         11
  General.........................................         11
  Receivables Pools...............................         11
  Pre-Funding Accounts............................         12
  The Receivables.................................         12
  Delinquencies, Repossessions and Net Losses.....         13
  Maturity and Prepayment Considerations..........         13
THE SELLER........................................         13
WORLD OMNI FINANCIAL CORP.........................         14
  General.........................................         14
  Certain Administrative and Legal Proceedings....         14
WORLD OMNI FINANCIAL CORP.'S AUTOMOBILE FINANCE
  BUSINESS........................................         15
  General.........................................         15
  Underwriting....................................         15
  Risk Based Pricing..............................         16
  Servicing.......................................         17
  Insurance.......................................         18
POOL FACTORS......................................         18
USE OF PROCEEDS...................................         19
THE TRUSTEE.......................................         19
DESCRIPTION OF THE SECURITIES.....................         19
  General.........................................         19
  General Payment Terms of Securities.............         20
  Book-Entry Registration.........................         20
  Definitive Securities...........................         22
  Reports to Securityholders......................         23
DESCRIPTION OF THE TRUST DOCUMENTS................         24
  Sale and Assignment of Receivables..............         24
  Accounts........................................         24
  The Servicer....................................         25
  Servicing Procedures............................         26
  Payments on Receivables.........................         26
  Servicing Compensation..........................         26
  Distributions...................................         27
   SECTION                                           PAGE
  Credit and Cash Flow Enhancements...............         27
  Evidence as to Compliance.......................         28
  Certain Matters Regarding the Servicers.........         28
  Servicer Termination Event......................         28
  Rights upon Servicer Termination Event..........         29
  Waiver of Past Defaults.........................         29
  Amendments......................................         29
  Termination.....................................         30
DESCRIPTION OF THE NOTES..........................         31
  General.........................................         31
  Principal and Interest on the Notes.............         31
  The Indenture...................................         32
DESCRIPTION OF THE CERTIFICATES...................         34
  General.........................................         34
DISTRIBUTIONS OF PRINCIPAL AND INTEREST...........         35
SOME LEGAL ASPECTS OF THE RECEIVABLES.............         35
  General.........................................         35
  Interests in the Receivables....................         35
  Security Interests in the Financed Vehicles.....         36
  Repossession....................................         37
  Notice of Sale; Redemption Rights...............         37
  Deficiency Judgments and Excess Proceeds........         37
  Consumer Protection Laws........................         38
  Other Limitations...............................         39
FEDERAL INCOME TAX CONSEQUENCES...................         40
  FASITs..........................................         40
  Trust Treated as Partnerships...................         40
  Tax Consequences to Holders of the Notes........         41
  Tax Consequences to Holders of the
  Certificates....................................         45
TRUSTS TREATED AS GRANTOR TRUSTS..................         49
ERISA CONSIDERATIONS..............................         55
PLAN OF DISTRIBUTION..............................         55
FINANCIAL INFORMATION.............................         55
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.......................................         56
LEGAL MATTERS.....................................         56

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the securities before making an investment decision. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

     Your investment could be materially and adversely affected if any of the following risks are realized.

YOU MUST RELY FOR REPAYMENT ONLY UPON
THE TRUST'S ASSETS WHICH MAY NOT BE
SUFFICIENT TO MAKE FULL PAYMENTS ON
YOUR SECURITIES.                         Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related trust. Your securities will not represent an interest in or obligation of us, the trustee, World Omni
                                         Financial Corp., or any other person. We or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the agreements relating to a particular series. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on any offered securities. The offered securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the related prospectus supplement.
YOU MAY EXPERIENCE REDUCED RETURNS AND
DELAYS ON YOUR SECURITIES RESULTING
FROM CHANGES IN DELINQUENCY LEVELS AND
LOSSES.                                  There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its loan portfolio will be indicative of the performance of the receivables included in the trust or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.
YOU MAY EXPERIENCE REDUCED RETURNS ON
YOUR SECURITIES RESULTING FROM
PREPAYMENTS.                             You may receive payment of principal on the securities earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on the securities. Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the

                                         servicer will shorten the life of the securities to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

                                         All of the receivables are prepayable at any time. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

                                         o other events which have the same effect as prepayments in full of receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of receivables;

                                         o repurchases of receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants;

                                         o the application of any remaining amounts on deposit in any pre-funding accounts not applied to the purchase of additional receivables; and

                                         o the purchase by the seller or the servicer of the receivables when the aggregate principal balance thereof is 10% or less of the initial aggregate principal balance.

                                         The rate of prepayments of receivables cannot be predicted and therefore, no assurance can be given as to the level of prepayments that a trust will experience.

YOU MAY EXPERIENCE REDUCED RETURNS ON
YOUR SECURITIES RESULTING FROM
DISTRIBUTION OF AMOUNTS IN THE
PRE-FUNDING ACCOUNT.                     A trust may have a pre-funding account. The trust will purchase receivables from the seller (which, in turn, will acquire these receivables from World
                                         Omni Financial Corp.) with funds on deposit in the pre-funding account.

                                         You will receive as a prepayment of principal to you on the date specified in the prospectus supplement any amounts remaining in the pre-funding account that have not been used to purchase receivables. This prepayment of principal could have the effect of shortening the weighted average life of the securities of the related series. The inability of the seller to obtain receivables meeting the requirements for sale to the trust will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on the securities.

INTERESTS OF OTHER PERSONS IN THE
RECEIVABLES AND FINANCED VEHICLES COULD
BE SUPERIOR TO THE TRUST'S INTEREST,
WHICH MAY RESULT IN REDUCED PAYMENTS ON
YOUR SECURITIES.                         Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the receivables by the seller to the trustee, the perfection of the security interests in the receivables and the enforcement of security interests in the financed vehicles.

                                         Upon the origination of a receivable, World Omni Financial Corp. takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables, World Omni
                                         Financial Corp. will assign its security interests in the financed vehicles to the seller. Due to the administrative burden and expense of retitling each of the financed vehicles, World Omni Financial Corp. will not amend or reissue the certificates of title to the financed vehicles to reflect the assignment to the trust. In the absence of an amendment or reissuance, the trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. World Omni Financial Corp. will be obligated to repurchase any receivable sold to a trust which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the closing date. World Omni Financial Corp. will purchase any receivable sold to a trust as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the receivable. All repurchases by World Omni Financial Corp.
                                         are limited to breaches that materially and adversely affect the receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the trust will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.

                                         Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the trust could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the servicer will have any obligation to purchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the trust. Generally, no action will be taken to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors.
                                         Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee. We refer you to "Some Legal Aspects of the Receivables--Security Interests in the
                                         Financed Vehicles."

                                         The servicer will maintain possession of the original contracts for of each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the documents for the securities, this party could acquire an interest in the receivable having a priority over the trust's interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.
RECEIVABLES THAT FAIL TO COMPLY WITH
CONSUMER PROTECTION LAWS MAY RESULT IN
LOSSES ON YOUR INVESTMENT.               Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans. These laws may also make an assignee of a loan (such as the trust)
                                         liable to the obligor for any violation by the lender. To the extent specified herein and in the related prospectus supplement, World Omni Financial Corp.
                                         will be obligated to repurchase any receivable that fails to comply with these legal requirements from the trust. We refer you to "Some Legal Aspects of the
                                         Receivables--Consumer Protection Laws."
                                         In some circumstances, the Soldiers' and Sailors' Civil Relief Act of 1940, as
                                         amended and similar state legislation may limit the interest payable on a receivable during an obligor's active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor's period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities.

BANKRUPTCY OF WORLD OMNI FINANCIAL
CORP. AND WORLD OMNI AUTO RECEIVABLES
LLC (SELLER) COULD RESULT IN LOSSES OR
DELAYS IN PAYMENTS ON YOUR SECURITIES.   Non-Consolidation
                                         The seller has structured the securities with the intent that the voluntary or involuntary application for relief by World Omni Financial Corp., as the sole member of the seller under the United States Bankruptcy Code or similar state laws will not result in consolidation of the assets and liabilities of the seller with those of World Omni Financial Corp. These steps include:
                                         o the creation of the seller as a separate limited purpose limited liability company, with a limited liability company agreement restricting the seller's business; and
                                         o restricting the seller's ability to commence a voluntary case or proceeding under any insolvency law without the consent of the managing member, and the unanimous approvals of all the

                                           members of the board of directors of the seller, including, without limitation, the affirmative vote of the two independent directors.

                                         The seller has received advice of counsel to the effect that, subject to particular facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of the seller and World Omni Financial Corp. and to require the consolidation of the assets and liabilities of the seller with those of World
                                         Omni Financial Corp. in the event of the application of the federal bankruptcy laws to World Omni Financial Corp. Notwithstanding these steps, a court might consolidate the assets and liabilities of the seller with those of World Omni
                                         Financial Corp. in a proceeding under an insolvency law. Delays or reductions in distributions on the related securities could result from a consolidation.

                                         True Sale

                                         If the sale of the receivables from World Omni Financial Corp. to the seller is treated as a sale, the receivables would not be part of the bankruptcy estate of World Omni Financial Corp. and would not be available to creditors of World Omni Financial Corp. We refer you to "World Omni Financial Corp."
                                         World Omni Financial Corp. will warrant to the seller that its sale of the receivables is a valid sale of the receivables. In addition, World Omni
                                         Financial Corp. and the seller will treat these sales as a sale of the receivables to the seller. The seller will take all actions that are required to perfect the seller's ownership interest in the receivables. Upon issuance of each series of securities, the seller will receive the advice of counsel to the effect that in the event World Omni Financial Corp. were to become the subject of a voluntary or involuntary case under the United States Bankruptcy
                                         Code subsequent to the transfer of receivables to the seller, the transfer of these receivables by World Omni Financial Corp. to the seller would be characterized as a "true sale" of these receivables from World Omni Financial
                                         Corp. to the seller and these receivables and the proceeds thereof would not form part of World Omni Financial Corp.'s bankruptcy estate pursuant to
                                         Section 541 of the United States Bankruptcy Code. This advice of counsel will be subject to facts, assumptions and qualifications.

                                         Notwithstanding the foregoing, if World Omni Financial Corp. were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of World
                                         Omni Financial Corp. or World Omni Financial Corp. took the position that the sale of receivables to the seller should be recharacterized as a pledge of the receivables to secure a borrowing of the seller, then you could be adversely affected by delays or reductions in payments of collections of receivables.

                                         In 1993, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts sold by a debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the receivables are likely "chattel paper", as defined under the Uniform Commercial Code rather than accounts, the rationale behind the decision is equally applicable to chattel paper. Considerable legal uncertainty exists concerning this decision. While World Omni Financial Corp. is not located in the Tenth
                                         Circuit, it is impossible to predict whether other courts will follow this decision. If a court applied the rule in this decision in a bankruptcy of
                                         World Omni Financial Corp., notwithstanding that the transfer of receivables to the seller was treated as a sale, the receivables would be part of World
                                         Omni Financial Corp.'s bankruptcy estate. This could result in delays and reductions in payments to you.
A RATING OF THE SECURITIES IS NOT A
RECOMMENDATION TO PURCHASE, HOLD OR
SELL SECURITIES.                         On the date of the issuance of the securities the rating agencies will rate the securities. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating agency rating the securities will not lower or withdraw its rating if in its judgment circumstances in the future so warrant.

                             PROSPECTUS SUPPLEMENT

     The prospectus supplement for each series of securities to be offered, will describe, among other things, with respect to the series of securities:

     o a description of structural features of each class of securities;

     o the identity of each class within the series;

     o the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered securities;

     o certain information concerning the receivables relating to the series, including the principal amount, type and characteristics of the receivables on the cutoff date;

     o the existence of any pre-funding account for the purchase of additional receivables and its material terms;

     o additional information with respect to any credit enhancement and, if the holder of the securities will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal, information regarding the provider or counterparty;

     o the order of the application of principal and interest payments to each class of offered securities and the allocation of principal to be so applied;

     o the extent of subordination of any subordinate securities;

     o the payment date for the securities;

     o information regarding the servicer for the receivables;

     o the circumstances, if any, under which the offered securities are subject to redemption prior to maturity;

     o the trustee for the securities;

     o information regarding tax considerations; and

     o additional information with respect to the method of distribution of the securities.

                                  THE ISSUERS

     With respect to each series of securities, the seller will establish a separate trust that will issue the securities.

                                THE TRUST ASSETS

     To the extent specified in the prospectus supplement for a trust, the assets of a trust will include:

     o a pool of retail installment sale contracts secured by new and used automobiles and light trucks;

     o moneys received under the receivables after the applicable cutoff date;

     o amounts as from time to time may be held in one or more trust accounts established and maintained on behalf of the trust by a trustee;

     o the rights of the seller under the sale and servicing agreement or pooling and servicing agreement pursuant to which seller sold the receivables to the trust and the servicer services the receivables on behalf of the trust;

     o security interests in the financed vehicles;


     o the rights of the seller to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;


     o any credit enhancement (including any interest rate and currency protection agreements) provided for the benefit of holders of the securities of the trust;

     o any pre-funding account; and

     o any and all proceeds of the foregoing.

     If so provided in the related prospectus supplement, the property of a trust may also include a pre-funding account, into which the seller will deposit to a trust cash and which will be used by the trust to purchase receivables from the seller during a specified period. Any receivables so conveyed to a trust will also be assets of the trust.

     The receivables comprising the trust assets will be, as specifically described in the related prospectus supplement:

     o originated by various dealers and acquired by World Omni Financial Corp.,

     o acquired by World Omni Financial Corp. from other originators or owners of receivables, or

     o originated by World Omni Financial Corp.

     The underwriting criteria applicable to the receivables included in any trust is described under "World Omni Financial Corp.'s Automobile Finance Business--Underwriting", or to the extent different, in the related prospectus supplement.

                              THE RECEIVABLES POOL

GENERAL

     Information with respect to the pool of receivables (the receivables pool) will be described in the related prospectus supplement.

RECEIVABLES POOLS

     On or prior to each closing date, World Omni Financial Corp. will sell and assign to the seller, without recourse its entire interest in the receivables pool, together with its security interests in the financed vehicles, pursuant to a purchase agreement between World Omni Financial Corp. and the seller.

     In each purchase agreement, World Omni Financial Corp. will represent and warrant to the seller, among other things, that:

     o the information provided with respect to the receivables is correct in all material respects;

     o at the origination date of the receivable, physical damage insurance covering each financed vehicle is in effect in accordance with World Omni Financial Corp.'s normal requirements;

     o at the closing date each of the related receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against dealers have been asserted or threatened;

     o at the closing date each of the receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp.; and

     o each receivable, at origination and, at the closing date, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

     As of the last day of the second (or, if World Omni Financial Corp. elects, the first) month following the discovery by or notice to the seller and World Omni Financial Corp. of a breach of any representation or warranty that materially and adversely affects a receivable, unless the breach is cured, World Omni Financial Corp. will purchase the receivable from the trust for a purchase amount equal to the unpaid principal balance owed by the obligor plus interest thereon at the respective annual percentage rate to the last day of the month of repurchase. The repurchase obligation will constitute the sole remedy against the seller for any uncured breach.

     To the extent indicated in the related prospectus supplement, the seller or the trust may purchase the receivables from warehouse facilities or structured commercial paper issuers.

PRE-FUNDING ACCOUNTS

     If the related prospectus supplement indicates, the property of a trust will include cash in an amount not to exceed 25% of the initial aggregate principal balance of the securities. The seller will deposit this amount into a pre-funding account. For a maximum of 90 days after the closing date, the trust will use this cash to purchase additional receivables; the seller will be obligated to sell additional receivables to the related trust, subject only to the availability of additional receivables. It is expected that the additional receivables will have an aggregate principal balance approximately equal to the amount deposited to the pre-funding account on the closing date (the "PRE-FUNDED AMOUNT"). The trust will purchase the additional receivables (subject to the satisfaction of conditions specified in the prospectus supplement) from time to time during the funding period specified in the prospectus supplement. The funding period will not exceed three months. Any funds on deposit in the pre-funding account and not yet invested in additional receivables will be invested in eligible investments. If the Pre-Funded Amount is not fully utilized by the end of the funding period, the remaining Pre-Funded Amount will be applied to prepay securities.

     We refer you to "Description of the Trust Documents--Sale and Assignment of Receivables."

     Any conveyance of additional receivables to a trust is subject to the satisfaction of the conditions precedent and conditions subsequent specified in the related prospectus supplement. If any of these conditions are not met with respect to any additional receivables within the time period specified in the related prospectus supplement, World Omni Financial Corp. will be required to repurchase the additional receivables from the related trust, at the purchase amounts therefor.

     The characteristics of the entire receivables pool included in any trust may vary from those described in the related prospectus supplement as additional receivables are conveyed to the trust from time to time during the funding period. Unless the prospectus supplement indicates otherwise, the characteristics of the additional receivables are not expected to be materially different from the receivables included in the trust as of the closing date. The related prospectus supplement will indicate any restrictions on the characteristics of the additional receivables.

THE RECEIVABLES

     As specified in the related prospectus supplement, the receivables consist of simple interest receivables. "SIMPLE INTEREST RECEIVABLES" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information relating to World Omni Financial Corp.'s delinquency, repossession and net loss experience with respect to receivables it has originated or acquired will be described in each prospectus supplement. This information may include, among other things, the experience with respect to all receivables in World Omni Financial Corp.'s portfolio during some specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any trust will be comparable to World Omni Financial Corp.'s prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

     Prepayment of receivables, together with accelerated payments resulting from defaults or required repurchases of receivables will shorten the weighted average life of the related pool of receivables and the weighted average life of the related securities. A variety of economic, financial and other factors may influence the rate of prepayments on the receivables. Any reinvestment risks resulting from a faster or slower amortization of the related securities which results from prepayments will be borne entirely by you.

     The related prospectus supplement may describe some additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.

                                   THE SELLER

     World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999 and is a wholly-owned subsidiary of World Omni Financial Corp. The principal executive offices of the seller are located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is
(305) 429-2200. The Managing Member is located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442.

     The seller was organized solely for the purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller's limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes.

                           WORLD OMNI FINANCIAL CORP.

GENERAL


     World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc. ("JMFE"), a Delaware corporation.



     World Omni Financial Corp. provides installment contract and lease contract financing to retail customers of some automotive dealers within and outside the Alabama, Florida, Georgia, North Carolina and South Carolina area ("FIVE STATE AREA"). World Omni Financial Corp. services auto related receivables for its own account and for others. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, Inc. ("SET"), World Omni Financial Corp.'s sister corporation, as well as to other automotive dealers within and outside the five state area.



     SET is the exclusive distributor of Toyota cars and light duty trucks, parts and accessories in the five state area. As such, SET is the sole provider of Toyotas to dealers in the five state area. SET distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2004, with Toyota Motor Sales, USA, Inc.



     World Omni Financial Corp. initiated operations in 1982, and as of December 31, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, World Omni Financial Corp. and its affiliates had approximately 106,337, 76,883, 56,442 and 46,897 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates (including retail installment contracts that were sold but are still being serviced by World Omni Financial Corp.), were approximately $1,235 million, $818 million, $608 million and $475 million, respectively.


CERTAIN ADMINISTRATIVE AND LEGAL PROCEEDINGS

     As part of its regular examination process of the consolidated federal income tax returns of JMFE and its subsidiaries (including World Omni Financial Corp.) for certain prior years, the Internal Revenue Service (the "IRS") is reviewing, among other things, some transactions that were consummated in prior years relating to retail lease contracts. The IRS has proposed treating these transactions as sales rather than financings for federal income tax purposes, which would affect World Omni Financial Corp.'s depreciation deductions. It has also proposed treating the origination trust and each securitization trust created for those transactions as an association taxable as a corporation rather than a trust for federal income tax purposes. In connection with each transaction, World Omni Financial Corp. received an opinion of tax counsel to the effect that these transactions were properly treated as financings for federal income tax purposes and that neither the origination trust nor the relevant securitization trusts would be treated as an association taxable as a corporation for federal income tax purposes. While management believes that a challenge by the IRS would be unsuccessful, we cannot assure you of this result. The IRS has also proposed changes to other positions that were taken on the tax returns it is examining.

     Management is vigorously defending its positions and believes that the ultimate resolution of all of the issues will not have a material adverse effect on securityholders, JMFE's or World Omni Financial Corp.'s operations and financial condition. However, if the IRS were to prevail on certain of these issues, it could have a material adverse effect on JMFE's or World Omni Financial Corp.'s operations and financial condition. Nevertheless, management believes that, even if the IRS were to prevail on all of these issues it would not result in any material impairment of World Omni Financial Corp.'s ability to perform its obligations and its duties as servicer under the trust documents. We cannot however, assure you of this result.

            WORLD OMNI FINANCIAL CORP.'S AUTOMOBILE FINANCE BUSINESS

GENERAL

     World Omni Financial Corp. primarily purchases retail installment sale contracts in the five state area (and currently to a limited extent other states in which it conducts business) from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to "World Omni Financial Corp." The contracts were originated by participating dealers in accordance with World Omni Financial Corp.'s requirements and were purchased in accordance with World Omni Financial Corp.'s underwriting standards, which emphasize among other things, the prospective purchaser's ability to make timely payments and creditworthiness.

     World Omni Financial Corp. purchases retail installment sale contracts from over 600 dealers. Pursuant to written agreements with World Omni Financial Corp., each dealer offers automobile and light duty truck financing pursuant to World Omni Financial Corp. approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining credit-related information about a prospective purchaser and for forwarding the information for review and credit evaluation to either World Omni Financial Corp.'s offices, located in St. Louis, Missouri ("ST. LOUIS CENTER") or to offices at Deerfield Beach, Florida ("DEERFIELD OFFICE"), as applicable. At the St. Louis center or the Deerfield office, each application is reviewed, evaluated and "scored" as described under "World Omni Financial Corp.'s Automobile Finance Business-Underwriting." The results of this computer-based evaluation are sent to the purchase office located in the St. Louis center or Deerfield office, as applicable for final review and credit evaluation. The purchase office then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective buyer is accepted, the dealer will prepare all necessary paperwork to sell the vehicle from its inventory to the customer, including entering into a retail installment sale contract with its customer. The dealer then verifies the existence of insurance and thereafter sells the contract to World Omni Financial Corp. The St. Louis center and the Deerfield office verify that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.'s requirements. For further information regarding the underwriting of retail installment sale contracts, see "World Omni Financial Corp.'s Automobile Finance Business-Underwriting" below.


     The St. Louis center and a center located in Mobile, Alabama ("MOBILE CENTER"), service World Omni Financial Corp.'s retail installment sale contracts. The Mobile center and St. Louis center handle collection activities, operational accounting and dealer and customer inquiries for World Omni Financial Corp.


     The principal executive offices of World Omni Financial Corp. are located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

UNDERWRITING


     The World Omni Financial Corp. underwriting standards are intended to evaluate a prospective buyer's credit standing and repayment ability. Generally, a prospective buyer is required by the dealer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant's financial condition, the applicant is required to provide current information enumerating, among other things, employment history, residential status and annual income. Upon receipt by the applicable office, all application data is entered into a centralized computer network that automatically obtains an independent credit bureau report and then "scores" the application with the use of a scorecard. The scorecard enables World Omni Financial Corp. to review an application and establish the probability that the proposed installment contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which is the likelihood that the account will be delinquent or repossessed. The application also is evaluated against a "cutoff score" established by World Omni Financial Corp. as the minimum acceptable score to purchase an installment contract, which is revised from time to time as changes occur in economic conditions and World Omni Financial Corp.'s installment contract portfolio.



     Generally, the score card provides a means of analysis to assist in decision making, but the final decision generally rests with World Omni Financial Corp.'s credit specialists. Under World Omni Financial Corp.'s guidelines, a credit specialist generally may not override the scorecard analysis of applications above or below the cutoff score by more than a limited percentage of the applications. Both the number of overrides granted by each credit specialist and the aggregate number of overrides granted by all credit specialists are tracked by World Omni Financial Corp. in order to insure the statistical validity of the scoring models. Detailed reporting on aspects of the numerical scoring model is utilized to track performance of World Omni Financial Corp.'s retail automobile and light duty truck installment sales contract portfolio and to enable World Omni Financial Corp. to fine tune the scoring model according to statistical indications to continually assure the statistical validity of the scoring models. In certain circumstances, World Omni Financial Corp. may pre-approve applicants with established World Omni Financial Corp. credit histories based on a credit bureau score and other credit criteria without the use of a custom scorecard. World Omni may also automatically approve or deny applicants based on a credit bureau score, custom score and other credit criteria. Applicants not automatically approved will be reviewed by a credit specialist and may be subsequently approved.



     World Omni Financial Corp. also originates retail installment sale contracts under a lease termination program where it offers to obligors who lease financed vehicles from its affiliates the option of financing the purchase of the leased vehicle at lease expiration. These loans are originated primarily through the Mobile center. The "lease-to-retail" loan origination process relies, in large part, on the applicant's past payment history and credit bureau score and potential residual value exposure under the lease. In the past, lease obligors could qualify for pre-approval based on payment history and other credit criteria. More recently, the pre-approval process was changed, with lower credit criteria applied to leases with higher potential residual value exposure. All lease-to-retail applicants not pre-approved are required to go through the credit approval process at the Mobile center. This process is generally the same as used at the St. Louis center and Deerfield office, though credit criteria may be relaxed in cases of increased potential residual value exposure.



     Historically, the credit bureau scores for lease-to-retail originations have approximated credit bureau scores booked on World Omni Financial Corp.'s overall portfolio of used retail installment contracts.


RISK BASED PRICING

     World Omni Financial Corp. has used risk based pricing since 1997. This includes a tier-based system of interest rates and loan to value ratios representing the varying degrees of credit risk assigned to different ranges of credit scores. The amount of a retail installment sale contract secured by a new vehicle or used vehicle generally will not exceed 120% of the dealer invoice cost of the related vehicle or 120% of clean black book value, respectively, plus select accessories at the dealer cost (for new only), sales tax, title and registration fees, any insurance premiums for credit life and credit disability insurance, and certain fees for extended service contracts. However, the amount advanced may be less, or in limited circumstances more, than the maximum permissible amount due to a number of factors, including, but not limited to, down payment and trade-in equity.

SERVICING

     Collection efforts are primarily performed through the Mobile center and St. Louis center. These efforts are enhanced by the use of automated dialing and collections systems. Independent contractors are employed in connection with repossessions. General guidelines for retail installment sale contract collection and repossession of the related financed vehicles include the following:

NUMBER OF
DAYS DELINQUENT                     ACTION
----------------------------------  ---------------------------------------------------------------
10................................  The obligor automatically is mailed a past due notice
12-22.............................  Telephone contact with the obligor is initiated
23-120............................  Additional personal contact regarding collection is made
75................................  The vehicle is normally repossessed

     Generally, after a contract is 75 days delinquent, the related financed vehicle is repossessed, although under some circumstances repossession may occur prior or later than this time. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, to the extent permitted by state law, any remaining deficiency is pursued by World Omni Financial Corp. to the extent the obligor is deemed to have sufficient assets to cover the deficiency. We refer you to "Some Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds".

     World Omni Financial Corp. follows detailed procedures with respect to rescheduling of delinquent accounts and extensions of contracts. Generally a rescheduling or an extension requires the demonstration of financial difficulties, an ability to repay and approval by management. The legal documents for the securities will permit the servicer to reschedule or extend a receivable, or grant a rebate or other adjustment, only in accordance with the customary procedures of the servicer and otherwise in accordance with these agreements. We refer you to "The Description of the Trust Documents--Servicing Procedures".

     World Omni Financial Corp. from time to time implements a program whereby obligors meeting the eligibility criteria specified below may be permitted, at the option of the related obligor, to defer one month's payment of principal during the December/January holiday period or July/August summer period (the "PAYMENT EXTENSION PROGRAM"). In connection with the Payment Extension Program, the obligor must pay an extension fee calculated generally at the APR of the related retail installment sale contract for the month in which the contract is extended. As a result, the obligor would pay the equivalent of an additional interest payment in exchange for receiving a non-credit related extension.

     The criteria for making an extension pursuant to the Payment Extension Program generally include the following:

     o the obligor is not currently 20 days or more delinquent and never has been more than 60 days past due;

     o the obligor has made six or more scheduled monthly payments and has more than six remaining scheduled monthly payments;

     o fewer than ten percent (in number) of the obligor's payments have been greater than 30 days past due;

     o the obligor cannot have extended the contract during the previous 90 days;

     o the receivable must have a certain APR; and

     o the obligor must not currently be in bankruptcy or litigation status.

     The agreement will provide that no receivable can be extended more than six times during the life of the receivable (excluding Payment Extension Programs) or extended beyond the month immediately preceding the month in which the final scheduled payment date occurs and that all related extension fees must be deposited into the collection account within two business days of receipt by the servicer.

INSURANCE

     World Omni Financial Corp. requires each obligor under a receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance before it will purchase the contract from the related dealer. Following the purchase, World Omni Financial Corp. performs no ongoing verification of insurance coverage. Commencing in August, 1998, World Omni Financial Corp. stopped maintaining vendor's single interest physical damage insurance with respect to newly originated retail installment sale contracts.

     World Omni Financial Corp. does not require obligors to maintain credit disability or life or credit health insurance or other similar insurance coverage which provides for payments to be made on the automobile and light duty truck retail installment sale contracts which it purchases on behalf of the obligors in the event of disability or death. To the extent that any insurance coverage is obtained on behalf of an obligor, payments received in respect of coverage may be applied to payments on the related receivable to the extent that the obligor's beneficiary chooses to do so.

                                  POOL FACTORS

     The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the class of securities, indicating the remaining outstanding principal balance of the class of securities as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class of securities. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of securities. A securityholder's portion of the aggregate outstanding principal balance of the related class of securities is the product of (i) the original aggregate purchase price of the securityholder's securities and (ii) the applicable pool factor.

     As more specifically described in the related prospectus supplement securityholders will receive reports on or about each payment date concerning the payments received on the receivables, the principal balance of the receivables pool, each pool factor and various other items of information. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

     Unless otherwise provided in the related prospectus supplement, the trust will use the net proceeds from the sale of the securities of a series to purchase the receivables from the seller and to make the deposit of any pre-funded amount to the pre-funding account and make any other required deposits to trust accounts. The seller will in turn use its net proceeds to purchase the receivables pool from World Omni Financial Corp. World Omni Financial Corp. may use all or a portion of the proceeds to reacquire the receivables from affiliates of World Omni Financial Corp. or from warehouse facilities or structured commercial paper issuers who in turn will repay indebtedness secured by the receivables. World Omni Financial Corp. will use any remainder of the proceeds for general corporate purposes.

                                  THE TRUSTEE

     The trustee or trustees for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee described in the agreement related to the securities.

     With respect to each series of securities, the procedures for the resignation or removal of the trustee and the appointment of a successor trustee shall be specified in the related prospectus supplement.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. The trust may issue securities in one or more classes. Each class of securities will either evidence beneficial interests in a segregated pool of assets or will represent debt of the trust secured by the trust assets. The following summaries (together with additional summaries under "Description of the Trust Documents" below) describe all material terms and provisions common to all securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the documentation for the related securities and the related prospectus supplement.

     All of the securities offered pursuant to this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (the "RATING AGENCIES").

     Each series or class of securities offered pursuant to this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of securities described in the related prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of "strip securities" which are securities that are entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of securities may include two or more classes of securities that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of principal or interest or both. Distributions of principal or interest or both on any class also may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the receivables pool. Any series may include one or more classes of "accrual securities," which are securities for which all or some of the interest is added to the principal balance instead of currently distributed.

     If so provided in the related prospectus supplement, a series may include one or more other classes of securities that are senior to one or more other classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on receivables.

     In addition, some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities in respect of distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

     As described in the related prospectus supplement, the trust will make payments to holders of the securities on specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. For example, in the case of quarterly-pay securities, the payment date would be a specified day of every third month. The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

     The prospectus supplement will specify a collection period preceding each payment date. For example, in the case of monthly-pay securities, the collection period would be the calendar month preceding the month of the relevant payment date. The servicer will remit collections received on or with respect to the related receivables held by a trust during a collection period to the related trustee prior to the related payment date. These amounts will fund payments to securityholders on the payment date. As may be described in the related prospectus supplement, the trustee may apply all or a portion of the payments collected on or with respect to the related receivables to acquire additional receivables during a specified period (rather than be used to fund payments of principal to securityholders during the period). In this case, the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest only or revolving periods may terminate prior to the scheduled date and result in an early amortization of the related securities. The retention and temporary investment by the trustee of the collected payments:

     o slows the amortization rate of the related securities relative to the installment payment schedule of the related receivables, or

     o attempts to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

     Any of these features may terminate prior to the scheduled date and result in distributions to the securityholders and an acceleration of the amortization of the securities.

     If specified in the related prospectus supplement, the trustee may retain all or a portion of the collected payments (and held in some eligible investments, including receivables) for a specified period prior to being used to fund payments of principal to securityholders. In addition, the related prospectus supplement may provide that for purposes of determining payments on the securities, specified portions of principal payments on indicated receivables will be deemed interest payments on those receivables.

     Eligible investments are generally limited to investments acceptable to the Rating Agencies rating the securities as being consistent with the rating of the securities. We refer you to "Description of the Trust Documents-- Accounts."

     Neither the securities nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person unless specifically described in the related prospectus supplement.

BOOK-ENTRY REGISTRATION

     Holders of securities may hold their securities through DTC (in the United States) or Clearstream Banking, societe anonyme ("CLEARSTREAM") or Euroclear (in Europe) if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "DEPOSITORIES") which in turn will hold the positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of securities that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. In addition, holders of securities will receive all distributions of principal and interest from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of securities.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which the holders of securities have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of securities. Accordingly, although the holders of securities will not possess the securities, the Rules provide a mechanism by which participants will receive payments on securities and will be able to transfer their interest.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of securities to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

     DTC has advised the seller that it will take any action permitted to be taken by a holder of a security only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. None of the seller nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the seller takes no responsibility for the accuracy or completeness of the information.

DEFINITIVE SECURITIES

     Unless the related prospectus supplement provides otherwise, the securities will be issued in fully registered, certificated form (definitive securities) to the securityholders of a given series or their nominees, only if:

     o the trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor,

     o the trustee, at its option, elects to terminate the book-entry-system through DTC, or

     o after the occurrence of an event of default under the related indenture or a default by the servicer under the related sale and servicing agreement or pooling and servicing agreement, securityholders representing at least a majority of the outstanding principal amount of the securities advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all the securityholders through participants of the availability of definitive securities. Upon surrender by DTC of the definitive securities representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as definitive securities to the securityholders.

     Distributions of principal of, and interest on, the securities will thereafter be made by the applicable trustee in accordance with the procedures described in the related indenture, pooling and servicing agreement or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date.

     The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any the security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive securities in respect of a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

REPORTS TO SECURITYHOLDERS

     On each payment date, the applicable trustee will include with each distribution to each securityholder as of the related record date a statement generally setting forth the following:

          (i) the amount of the distribution allocable to principal of each class of securities;

          (ii) the amount of the distribution allocable to interest on each class of securities;

          (iii) the principal balance of the receivables pool and the pool factor for each class of securities as of the last day of the preceding collection period;

          (iv) the aggregate principal balance of each class of securities as of the last day of the preceding collection period, after giving effect to payments of principal under (i) above;

          (v) the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount from that of the prior payment date;

          (vi) the amount of any interest and principal carryover shortfall, on the payment date and any change from the prior payment date;

          (vii) the amount paid to the securityholders from the reserve account for the payment date, its balance and any change from the prior payment date; and

          (viii) the number and the aggregate purchase amount of receivables repurchased by World Omni Financial Corp. or purchased by the servicer.


     DTC will supply these reports to securityholders in accordance with its procedures. The report will also indicate each amount described under subclauses
(i), (ii), (v), (vi), (vii) and (viii) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.



     After the end of each calendar year, the applicable trustee will mail to each person who was a securityholder during the year, a statement (prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST DOCUMENTS

     The following summary describes the material terms of the documents used to create a trust and issue the related securities. The trust documents for notes will generally consist of a purchase agreement, generally between World Omni Financial Corp., as seller and World Omni Auto Receivables LLC, as purchaser, a sale and servicing agreement, generally between the trust, as issuer and the seller, as seller and World Omni Financial Corp., as servicer, an indenture, generally between the trust and the applicable trustee, and a trust agreement, generally between the seller and the applicable trustee. The trust documents for certificates will generally consist of a purchase agreement, generally between World Omni Financial Corp., as seller and World Omni Auto Receivables LLC, as purchaser and a pooling and servicing agreement or a trust agreement between the seller and the trustee. The prospectus supplement for a given series will specify the trust documents utilized for that series of securities. We have filed forms of the trust documents as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the closing date for each series of securities, World Omni Financial Corp. will sell and assign to the seller, without recourse, except for representations and warranties, its entire interest in the receivables to be included in the trust, together with its security interests in the financed vehicles. At the time of issuance of the securities, the seller will transfer the receivables to a trust pursuant to a sale and servicing agreement or a pooling and servicing agreement.

     As more fully described in the related prospectus supplement, World Omni Financial Corp. will purchase from the related trust any receivable transferred to a trust if the interest of the securityholders in that receivable is materially adversely affected by a breach of any representation or warranty made by World Omni Financial Corp. with respect to that receivable, which breach has not been cured following the discovery by or notice to World Omni Financial Corp. of the breach. In addition, if so specified in the related prospectus supplement, World Omni Financial Corp. may from time to time reacquire receivables or substitute other receivables for the defective receivables.


     Pending sale to the seller, World Omni Financial Corp. may finance the receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On or prior to the closing date, for each series of securities, these affiliates or any related warehouse provider will transfer the receivables to World Omni Financial Corp. for sale to the seller. To the extent indicated in a prospectus supplement for a series, these World Omni Financial Corp. affiliates or any related warehouse provider may sell the receivables directly to the seller. In all cases, World Omni Financial Corp. will make the representations and warranties on the receivables as described in "Description of the Trust Documents--The Servicer" in this prospectus.


ACCOUNTS

     With respect to each series of securities, the servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders. The servicer will deposit all payments made on or with respect to the related receivables into a collection account. The trustee will deposit amounts released from the collection account and any reserve account or other credit enhancement for distribution to the securityholders into a distribution account. The trustee will make distributions to the securityholders from the distribution account.

     If the related prospectus supplement so provides, the trustee will maintain a pre-funding account solely to hold funds to pay to the seller for additional receivables during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the receivables. On the closing date, the seller will deposit the initial pre-funded amount from the sale proceeds of the securities.

     If the related prospectus supplement so provides, the seller will establish and maintain the interest reserve account in the name of the applicable trustee on behalf of the securityholders. On the closing date, the seller will deposit cash in the interest reserve account. On payment dates specified in the related prospectus supplement, the trustee will withdraw funds on deposit in the interest reserve account in excess of the required amount and will deposit such funds in the distribution account for distribution.

     The related prospectus supplement will describe any other accounts to be established with respect to a trust, including any other reserve account, yield supplement account or interest reserve account.


     Funds in the collection account, the distribution account, any pre-funding account, any reserve account and other accounts identified in the related prospectus supplement (collectively, the "TRUST ACCOUNTS") will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the Rating Agencies rating the securities as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the servicer or its affiliates or other trusts created by World Omni Financial Corp. or its affiliates. Eligible investments must generally mature on the related payment date. However, funds in the reserve account may be invested in securities that will mature after the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If required withdrawals from any reserve account exceeds the amount of cash in the reserve account a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. Except as otherwise specified in the related prospectus supplement, the trustee will deposit investment earnings on funds in the Trust Accounts, net of losses and investment expenses, in the collection account on each payment date.


     If so provided in the prospectus supplement, on or before the business day prior to each applicable payment date, the servicer will deposit into the related collection account as an advance an amount equal to the amount of interest that would have been due on the receivables related to a series at their respective APRs for the related collection period minus the amount of interest actually received on the receivables during the related collection period. The servicer will not be required to make any advances to the extent that it does not expect to recoup the advance from subsequent collections or recoveries. If the servicer makes an advance that becomes a non-recoverable advance, the trust will pay the servicer an amount equal to the non-recoverable advance prior to paying the holders of securities. Unless otherwise specified in the prospectus supplement, the servicer will make no advances of principal on the receivables.

     The applicable trustee will maintain the Trust Accounts so long as either:

     o the short-term unsecured debt obligations of the applicable trustee meet the criteria of each Rating Agency; or

     o the applicable trustee is a depository institution or trust company having a minimum long-term unsecured debt rating specified in the related prospectus supplement and corporate trust powers and the related Trust Account is maintained in a segregated trust account in the corporate trust department of the applicable trustee.

If the applicable trustee at any time does not qualify under either of these criteria, the servicer will move the Trust Accounts to a depository institution meeting these requirements.

THE SERVICER

     World Omni Financial Corp. will be the servicer under each sale and servicing agreement or pooling and servicing agreement. Any servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

     The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related sale and servicing agreement or pooling and servicing agreement. An uncured breach of a representation or warranty that in any respect materially and adversely affects the interests of the securityholders will constitute a default by the servicer under the related sale and servicing agreement or pooling and servicing agreement.

SERVICING PROCEDURES

     The servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the receivables. The servicer will make reasonable efforts to collect all the amounts and, in a manner consistent with the trust documents, will service the receivables generally in accordance with customary and usual procedures of institutions which service retail installment sale contracts secured by new and used automobiles and light trucks and, to the extent more exacting, the procedures used by the servicer in respect of retail installment sale contracts secured by new and used automobiles and light trucks serviced for its own account. Consistent with its normal procedures, the servicer may, in its sole discretion, arrange with the obligor on a receivable to extend the payment schedule. The sale and servicing agreement or pooling and servicing agreement will provide that no more than six extensions may be granted and will provide for the timing of the extensions. The servicer may not modify the original due dates or the amount of the scheduled payments, or extend the final payment date on any receivable beyond the last day of the collection period before the final scheduled payment date occurs. If the servicer grants an extension with respect to a receivable other than in accordance with the aforementioned limitations, the servicer must purchase the receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the trust and conveyed to the servicer. The servicer may sell the financed vehicle securing a defaulted receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to "Some Legal Aspects of the Receivables."

PAYMENTS ON RECEIVABLES

     Obligors will generally make payments on the receivables by mail for deposit into a lock box and account maintained by the servicer. The servicer will deposit in the collection account amounts attributable to the receivables within two business days after receipt. The servicer will deposit all other payments it receives on or in respect of the receivables into the collection account not later than two business days after receipt.

SERVICING COMPENSATION

     The trust will pay to the servicer a servicing fee on each payment date equal to the product of one-twelfth of the specified percentage per annum and the principal balance of the receivables pool as of the close of business on the first day of the related collection period. With respect to the first payment date, the servicing fee will be based on the original principal balance of the receivables pool. The related prospectus supplement will describe the servicing fee. The servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the receivables that are part of the trust, and will be entitled to reimbursement from the trust for certain liabilities. The servicer will allocate the payments by or on behalf of obligors to scheduled payments, late fees and other charges and principal and interest in accordance with the servicer's normal practices and procedures. The trust will pay the servicing fee out of collections from the receivables, prior to distributions to securityholders.

     The servicing fee and additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of automotive receivables as an agent for the trust. Servicing duties include collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of disposition of defaults and policing the collateral. The servicing fee also compensates the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions and generating federal income tax information.


     As long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to waive the servicing fee with respect to the related collection period, without interest. The servicing fee for the related collection period will be deemed to equal zero for all purposes of the trust documents.


DISTRIBUTIONS

     Beginning on the payment date specified in the related prospectus supplement, the trust will make distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities to the holders of notes and certificates of the series. The prospectus supplement will describe the timing, amount, priorities and other specifics of distributions to each class of noteholders and certificateholders of each series.

     On each payment date the trustee will transfer collections on the related receivables from the collection account to the distribution account for distribution to securityholders. To the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a given series may be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of the series may be subordinate to payments in respect of the notes of the series.

CREDIT AND CASH FLOW ENHANCEMENTS

     The related prospectus supplement will describe the amounts and types of credit enhancement arrangements and any provider of credit enhancement with respect to each class of securities of a given series. This credit enhancement may consist of:

           (i) financial guaranty insurance policies or surety bonds;

           (ii) subordination of one or more classes of securities or overcollateralization, letters of credit, credit or liquidity facilities;

          (iii) reserve funds, third party payments, guaranteed cash deposits;
                or

          (iv) other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing.

     Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Credit enhancement for a series of securities may cover one or more other series of securities.

     Credit enhancement increases the likelihood of receipt by the relevant securityholders of their full amount of principal and interest and decreases the likelihood that these securityholders will experience losses. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. If credit enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

     To the extent provided in the related prospectus supplement, cash flow enhancement may be in the form of swaps (including without limitation currency swaps) and other interest rate protection agreements, repurchase obligations (including without limitation put options), yield supplement agreements, other agreements with respect to third party payments or other support or other arrangements as the related prospectus supplement may describe.

EVIDENCE AS TO COMPLIANCE

     Annually, the servicer will furnish to the related trust and trustee a statement from a firm of independent public accountants as to the compliance by the servicer during the preceding twelve months with standards relating to the servicing of receivables.

     The servicer will also deliver to the related trust and the trustee an officer's certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement or pooling and servicing agreement in all material respects throughout the preceding 12 months. If there has been a default in the fulfillment of any of these obligations in any material respect, the officer's certificate will describe the default. The servicer also will agree to give the trustee notice of defaults by the servicer under the related sale and servicing agreement or pooling and servicing agreement.

     Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

CERTAIN MATTERS REGARDING THE SERVICERS

     The servicer may not resign from its obligations and duties under any sale and servicing agreement or pooling and servicing agreement unless it determines that its duties are no longer permissible by reason of a change in applicable law or regulations. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the applicable sale and servicing agreement or pooling and servicing agreement. The servicer may not assign the sale and servicing agreement or pooling and servicing agreement or any of its rights, powers, duties or obligations under the applicable sale and servicing agreement or pooling and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance, transfer or lease.

     Neither the servicer nor any of its directors, officer, employees, and agents will be liable to the trust or the securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or pooling and servicing agreement, or for errors in judgment. This provision will not protect the servicer nor any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

     Any entity into which the servicer may be merged or consolidated, or any entity resulting from merger or consolidation or any entity succeeding to the business of the servicer will succeed the servicer under the applicable sale and servicing agreement or pooling and servicing agreement.

SERVICER TERMINATION EVENT

     Except as otherwise provided in the related prospectus supplement, a servicer termination event under the related trust documents will include, among others:

     o any failure by the servicer to deliver to the applicable trustee for deposit in any of the related Trust Accounts any required payment or to direct the trustee to make any required distributions therefrom, which failure continues unremedied for more than five (5) business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

     o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the trust documents, among others which materially and adversely affects the rights of the related securityholders and which continues unremedied for more than sixty
       (60) days after written notice of the failure (1) to the servicer by the applicable trustee or (2) to the servicer, and to the applicable trustee by holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities; and

     o events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer.

RIGHTS UPON SERVICER TERMINATION EVENT

     Except as otherwise provided in the related prospectus supplement, as long as a servicer termination event under the related trust documents remains unremedied, the applicable trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may terminate all the rights and obligations of the servicer, if any, under the sale and servicing agreement or pooling and servicing agreement, whereupon a successor servicer appointed by the trustee or the trustee will become servicer under the trust documents. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing.

WAIVER OF PAST DEFAULTS

     With respect to the trust, except as otherwise provided in the prospectus supplement, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, on behalf of all securityholders of the related securities, waive any default by the servicer in the performance of its obligations under the related trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the securityholders' rights with respect to subsequent defaults.

AMENDMENTS

     Unless otherwise specified in the related prospectus supplement, each of the trust documents may be amended by the parties to each agreement, without the consent of the related securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying in any manner the rights of the securityholders. These amendments require:

     o a confirmation from each Rating Agency then rating the related securities that the amendment will not result in a reduction or withdrawal of its rating on the securities of that class, and

     o the servicer shall have delivered an officer's certificate stating that the amendment will not materially and adversely affect the interest of any securityholder.

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
     Unless otherwise specified in the related prospectus supplement, World Omni Financial Corp., the servicer, and the applicable trustee with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may amend the trust documents for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all securityholders is required for any amendment that:

     o increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related receivables or distributions to securityholders; or

     o reduces the required percentage of the securities which are required to consent to these amendments.

TERMINATION

     With respect to each trust, the obligations of the servicer, World Omni Financial Corp. and the applicable trustee pursuant to the related trust documents will terminate upon the earlier to occur of:

     o the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables;

     o the payment to securityholders of the related series of all amounts required to be paid to them pursuant to the trust documents; and

     o the exercise by the seller or servicer of its option to purchase all the remaining receivables as of the end of any collection period immediately preceding a payment date to the extent the principal balance of the receivables pool of the related contracts is less than 10% of the initial principal balance of the receivables pool in respect of the trust assets, for a price equal to the aggregate of the principal balance of the remaining receivables, plus accrued and unpaid interest during the related collection period.

     Unless otherwise specified in the related prospectus supplement, any outstanding securities of the related series will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

  Voting Rights; Controlling Securities.

     Voting rights will be exercised by the holders of the controlling securities as identified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities may be the controlling securities until they are repaid in full.

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
                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each trust that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. We have filed a form of the indenture as an exhibit to the registration statement related to this prospectus. This summary does not purport to be complete.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest with respect to each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of the related series will be made prior to payments of principal. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

     o principal payments with disproportionate, nominal or no interest payments; or

     o interest payments with disproportionate, nominal or no principal payments.

     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of strip notes), or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the funding period (if any) or as a result of the servicer's exercising its option to purchase the related receivables pool.

     To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the related prospectus supplement. Noteholders of the notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement. The aggregate initial principal amount of the notes and certificates, if any, of a series may, after giving effect to the purchase of all additional receivables, if any, be greater or less than the aggregate initial principal balance of the receivables in that series.

     To the extent specified in the related prospectus supplement, payments of interest to holders of two or more classes of notes within a series may have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case the holders of the classes of notes will receive their ratable share (based upon the aggregate amount of interest due to the noteholders) of the aggregate amount available to be distributed in respect of interest on the notes.

     In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the order and priority of the payment, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class. A series with notes may provide for a revolving period, during which collections of principal in respect of the receivables are not applied to payments of principal of the notes, or may provide for a liquidity facility or similar arrangement that permits one or more classes of notes to be paid in planned amounts on scheduled payment dates.

THE INDENTURE

  Events of Default; Rights upon Event of Default.

     Unless otherwise specified in the prospectus supplement, "EVENTS OF DEFAULT" under the indenture will consist of:

     o a default for five days or more in the payment of any interest on any note;

     o a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable to the extent funds are available therefor and on the related final scheduled payment date;

     o a material default in the observance or performance of any covenant or agreement of the trust, subject to notice and cure provisions;

     o any representation or warranty made by the trust being materially incorrect as of the date it was made, subject to notice and care provisions; or

     o some events of bankruptcy, insolvency, receivership or liquidation of the trust.

     Unless otherwise specified in the applicable prospectus supplement, the indenture generally entitles noteholders to principal only to the extent of amounts deposited in the distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for the class of notes.

     If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may immediately declare the notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

     If the notes are due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party, sell the receivables included or elect to have the trust maintain possession of the receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. The indenture trustee is generally prohibited from selling the receivables following an Event of Default unless:

     o  the holders of all the outstanding notes consent to such sale,

     o the proceeds of such sale are sufficient to fully pay the outstanding notes, or

     o the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and the indenture trustee obtains the consent of the holders of the controlling securities evidencing not less than 66 2/3% of the voting rights of the controlling securities.

     Unless otherwise specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such notes, if the indenture trustee reasonably believes it will not be adequately indemnified against any resulting costs, expenses and liabilities. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, generally, waive any default with respect to the notes, except a default in the payment of principal or interest.

     Unless otherwise specified in the applicable prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless (i) such holder previously has given to the indenture trustee written notice of a continuing Event of Default, (ii) the holders of the controlling securities evidencing not less than 25% of the voting rights of the controlling securities have made a written request to such indenture trustee to institute such proceeding in its own name as indenture trustee, (iii) such holder or holders have offered such indenture trustee reasonable indemnity, (iv) such indenture trustee has for 60 days failed to institute such proceeding and
(v) no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

     In addition, the indenture trustee and the holders of notes, by accepting such notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Certain Covenants. A trust may not consolidate with or merge into any other entity, unless the trust meets specific conditions, including that the rating of the notes then in effect would not be reduced or withdrawn by the Rating Agencies rating the notes as a result of such merger or consolidation.

     Each trust makes negative covenants. Unless otherwise specified in the applicable prospectus supplement, these covenants generally provide that a trust will not sell, transfer, exchange or otherwise dispose of any of the trust assets, (i) except as expressly permitted by the trust documents or some related documents with respect to the trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets.

     Each trust will engage only in the activities specified in this prospectus. A trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, the indenture or other related documents.

     Annual Compliance Statement. The indenture requires the trust to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture requires the indenture trustee to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

     Modification of Indenture. Unless otherwise specified in the applicable prospectus supplement, the trust and the indenture trustee may, with the consent of the holders of the controlling securities

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
evidencing not less than 50% of the voting rights of the controlling securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

     Unless otherwise specified in the applicable prospectus supplement, the consent of each holder of outstanding notes affected thereby will generally be required to:

     o change the due date of any installment of principal of or interest on any such note, reduce its principal amount, interest rate or the redemption price;

     o impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the indenture trustee on the trust assets;

     o reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or defaults;

     o liquidate the receivables when the proceeds of such sale would be insufficient to fully pay outstanding notes; or

     o terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

     Unless otherwise specified in the applicable prospectus supplement, a trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the trust assets securing a series of notes upon the delivery to the indenture trustee for cancellation of all such notes or, with some limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

  The Indenture Trustee.

     The indenture trustee may resign at any time, in which event the servicer will appoint a successor trustee. The servicer may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the indenture or if such indenture trustee becomes insolvent. In such circumstances, the servicer will appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a pooling and servicing agreement or trust agreement, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. We have filed a form of the pooling and servicing agreement and trust agreement as exhibits to the registration statement related to this prospectus. This summary does not purport to be complete.

                    DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest of each class of certificates will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip certificates entitled to:

     o distributions in respect of principal with disproportionate, nominal or no interest distributions, or

     o interest distributions with disproportionate, nominal or no distributions in respect of principal.

     Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rates (and which may be zero for some classes of certificates) or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of certificates of a series or the method for determining the interest rate. Unless otherwise provided in the related prospectus supplement, distributions in respect of the certificates of a series that includes notes may be subordinate to payments in respect of the notes as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the order, priority of payment or amount of each class shall be as set forth in the related prospectus supplement. A series with certificates may provide for a revolving period, during which collections of principal on the receivables are not applied to distributions on the related securities, or may provide for a liquidity facility or similar arrangement that permits one or more classes of the related securities to be paid in planned amounts on scheduled distribution dates. The aggregate initial principal amount of the certificates and the notes, if any, of a series may, after giving effect to the purchase of all additional receivables, if any, for a series be greater or less than the aggregate initial principal balance of the receivables in that series.

                     SOME LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The transfer of receivables by World Omni Financial Corp. to the seller, and by the seller to the trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

INTERESTS IN THE RECEIVABLES

     The trustee will appoint the servicer as custodian of the receivables and all related documents. The servicer will not physically segregate the receivables from the servicer's other receivables or other receivables that the servicer services for others to reflect the sale to the trust. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by World Omni Financial Corp. to the seller and by the seller to the trust will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the seller will reflect the sale and assignment. The receivables will remain in the possession of the servicer and will not be stamped or otherwise marked to reflect the assignment to the trustee. If, through inadvertence or fraud, a third party purchases (including the taking of a security interest in) a receivable for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and take possession of a receivable, this purchaser would acquire an interest in the receivable superior to the interest of the trust.

     The seller will take no action to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into a Trust Account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

  General.

     In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in financed vehicles is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title.

     Unless the related prospectus supplement specifies otherwise, each receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.'s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title. The obligors on the receivables will not be notified of the sale from World Omni Financial Corp. to the seller, or the sale from the seller to the trust, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the seller or from the seller to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

  Perfection.

     World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the seller, and the seller will transfer and assign its security interest in the financed vehicles to the related trust. However, because of the administrative burden and expense, neither World Omni Financial Corp. nor the seller will amend the certificates of title of the financed vehicles to identify the related trust as the new secured party.

     In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. However, by not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the vehicle could be defeated through fraud or negligence.

  Continuation of Perfection.

     Under the laws of most states, the perfected security interest in a vehicle continues for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related receivable if it fails to do so.

  Priority of Certain Liens Arising by Operation of Law.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. Federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Unless the financed vehicle is voluntarily surrendered self-help is the most likely method to be used by the servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or applicable state law requires a court order from the appropriate state court to repossess the financed vehicle in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states the obligor must pay any delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. Other states do not prohibit or limit deficiency judgments. However, a deficiency judgment is a personal judgment against the obligor for the shortfall, and a defaulting obligor likely has little capital or sources of income available following repossession. Therefore, in many cases, deficiency judgments will provide little or no recoveries.

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exist. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder, with respect to the vehicle. If they do not exist or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Solders' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and state motor vehicle retail installment sales act, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the receivables. If the trust were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the securityholders.

     Under the laws of some states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a cash sale differential). If a dealer charges a differential, applicable finance charge ceilings could be exceeded.

     The "holder-in-due-course" rule of the Federal Trade Commission (the "FTC RULE"), subjects an assignee of a seller of goods in a consumer credit transaction (and some related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the FTC Rule. The FTC Rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

     The FTC Rule applies to most of the receivables. Accordingly, the purchaser for the applicable financed vehicle may assert claims or defenses against the related trust as holder of the related receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.'s warranties under the related purchase agreement and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured. We refer you to "Description of the Trust Documents--Sale and Assignment of Receivables."

     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission requires that all sellers of used vehicles prepare, complete and display a "buyer's guide" which explains the warranty coverage for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed a seller failed to provide a buyer's guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a receivable were successful in asserting any claim or defense, the servicer could pursue on behalf of the related trust any reasonable remedies against the seller or the manufacturer of the vehicle.

     Under each purchase agreement, World Omni Financial Corp. will have represented and warranted that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and the claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended and similar state legislation may limit the interest payable on a receivable during and obligor's active duty in the military. We refer you to "Risk Factors--Consumer Protection Laws May Adversely Affect the Receivables" in this prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the securities. However, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase securities in the initial distribution and who hold the securities as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Cadwalader, Wickersham & Taft, special federal tax counsel to the trust, regarding some federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each trust and the securities and related terms, parties and documents applicable to the trust.

     The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership under the Code and applicable Treasury regulations or whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership or as a grantor trust.

FASITS

     Section 860H through 860L of the Code provide for the creation of entity for federal income tax purposes, referred to as a "financial asset securitization investment trust" ("FASIT"). These provisions were effective as of September 1, 1997 and Treasury regulations were proposed on February 4, 2000, but many technical issues concerning FASITs remain. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect such treatment. The applicable sale and servicing agreement or pooling and servicing agreement and indenture, if applicable, may provide for a FASIT election with respect to the trust, or be amended in accordance with the provisions thereof to provide that the seller and trustee will cause a FASIT election to be made for the trust if the seller delivers to the trustee or the indenture trustee and, if applicable, the insurer, an opinion of counsel to the effect that, for federal income tax purposes, (1) the deemed issuance of FASIT regular interests (occurring in connection with such election) will not adversely affect the federal income tax treatment of the securities, (2) following such election such trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the trust.

TRUSTS TREATED AS PARTNERSHIPS

  Tax Characterization of the Trust as a Partnership.

     A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series (including any class of notes treated as equity for federal income tax purposes). Federal tax counsel will deliver its opinion that a trust will not be an association (or publicity traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Such counsel's opinion will also conclude that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the securities, and certificateholders could be liable for any tax that is unpaid by the trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

  Treatment of the Notes as Indebtedness.

     The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Prior to the sale of securities by the related trust, federal tax counsel will deliver its opinion to the trust with respect to each series of notes that either:

     o the notes of the series will be characterized as debt for federal income tax purposes; or

     o the notes of the series should be characterized as debt for federal income tax purposes, but if the notes are not characterized as debt, the notes will be characterized as interests in a partnership.

Except as described below under the heading "--Possible Alternative Treatment of the Notes" below, the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

  OID.

     The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "interest only" or "principal only" notes. To the extent we offer these notes, the related prospectus supplement will describe the relevant federal income tax consequences. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to debt instruments issued with original issue discount ("OID"). Finally, the discussion assumes that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) is de minimis (i.e., less than 1/4% of their principal amount multiplied by the weighted average maturity of the notes), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

  Interest Income on the Notes.

     Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "SHORT-TERM NOTE") may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and some cash basis holders, including regulated investment companies, as described in Section 1281 of the
Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

  Market Discount.

     Whether or not the notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a note not at the time of original issue) of a note at a discount will be subject to the "Market Discount Rules" of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of a note purchases the note at a market discount (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition (or receives a principal payment), the lesser of:

     o the gain (or the principal payment); or

     o the accrued market discount (not previously included in income) will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount (not previously included in income) on the note multiplied by a fraction, the numerator of which is the interest (or OID, if the note was issued with more than de minimis OID) for such period and the denominator of which is the total interest (or OID) from the beginning of such period to maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

     Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected weighted average remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

  Amortizable Bond Premium.

     In general, if a subsequent purchaser acquires a note at a premium (i.e., an amount in excess of the amount payable upon the maturity of the note), the noteholder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder's gross income under the holder's normal accounting method.

  Election to Treat All Interest as Original Issue Discount.

     A holder may elect to include in gross income all interest that accrues on a note using constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder's adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

  Sale or Other Disposition.

     If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

  Non-U.S. Holders.

     Interest paid (or accrued) to a noteholder who is other than a U.S. person as defined in the Code and Treasury Regulations (a "non-U.S. person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. person and the non-U.S. person:

     o is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code; and

     o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If the information provided in this statement changes, the non-U.S. person must inform the trust within 30 days of the change. If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. person will be exempt from United States federal income and withholding tax; provided that:

     o the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

     o in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

     For these purposes "U.S. person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. persons.

     Final regulations dealing with withholding tax on income paid to non-U.S. persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The new withholding regulations will generally be effective for payments made after December 31, 2000, subject to some transition rules. Prospective noteholders who are non-U.S. persons are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

  Backup Withholding.

     Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  Possible Alternative Treatment of the Notes.

     In the opinion of federal tax counsel, in the event that any series of notes were not treated as debt for federal income tax purposes, the series of notes would be characterized for federal income tax purposes as interests in a partnership. If any series of the notes did constitute interests in a partnership, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under section 707(c) of the Code or as a preferential allocation of net income of the trust (with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the securities). Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the notes as debt, the characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes (plus possibly some other items) even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) could constitute "unrelated debt-financed income" generally taxable to a holder under the Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax (and, in the case of a corporation, branch profits tax) on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  Treatment of the Trust as a Partnership.

     The seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related prospectus supplement in which the seller has an interest), and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates may have some features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any characterization should not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are strip securities and a series of certificates includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

  Partnership Taxation.

     As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's accruals of guaranteed payments (if any) from the trust and its allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, guaranteed payments (if any) on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     Under the trust agreement, stated interest payments on the certificates (including interest on amounts previously due on the certificates but not yet distributed) will be treated as allocations of net interest income (that is, interest income on the receivables less interest deductions on the notes) and, to the extent distributions of the stated interest exceed the net interest income, as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of net interest income and guaranteed payments in income in their taxable year that corresponds to the year in which the net income accrues or the trust deducts the guaranteed payments, and certificateholders with a different taxable year are required to include the amounts in income in their taxable year that includes the December 31 of the trust year in which the net income accrues or the trust deducts the guaranteed payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

     In addition, the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each collection period equal to the sum of:

     o any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the securities over their initial issue price;

     o prepayment premium, if any, payable to the certificateholders for the month; and

     o any other amounts of income payable to the certificateholders for the month.

The allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of securities over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to the seller.

     Based on the economic arrangement of the parties, this approach for allocating trust income and accruing guaranteed payments should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing securities at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

     Most of the taxable income and guaranteed payments allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated debt-financed income" generally taxable to a holder under the Code.

     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust. It is not clear whether these rules would be applicable to a certificateholder to the extent it received guaranteed payments.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

  Discount and Premium.

     The purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

  Disposition of Certificates.

     Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

  Allocations Between Transferors and Transferees.

     In general, the trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments, if any, for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items and any accruals of guaranteed payments (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be required to conform to a method permitted by future regulations.

  Section 754 Election.

     In the event that a certificateholder sells its certificates at a profit
(loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

  Administrative Matters.

     The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust issuing certificates and will report each certificateholder's allocable share of items of trust income and expense and accruals of guaranteed payments to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing some information on the nominee, the beneficial owners and the certificates so held. The information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) some information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The seller will be designated as the tax matters partner in the trust agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

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
  Tax Consequences to Non-U.S. Certificateholders.

     It appears under recent amendments to the Code that the trust would not be considered to be engaged in the conduct of a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, and, although there is no clear authority dealing with that issue under facts substantially similar to those described here, the trust intends to take the position that it is not engaged in the conduct of a trade or business in the United States. Non-U.S. persons that are partners in a partnership that is not engaged in the conduct of a trade or business in the United States are subject to U.S. withholding tax at a rate of 30 percent assessed on a gross basis on certain items of fixed or determinable annual or periodical gains, profits and income earned by the partnership from U.S. sources that are allocable to the non-U.S. partners. To the extent that any income earned by a partnership is allocable to partners that are non-U.S. persons, the partnership is obligated to withhold the gross basis tax, unless the tax is eliminated by an income tax treaty to which the United States is a signatory or another exemption applies. It is not expected that interest earned by the trust would qualify as "portfolio interest" that is not subject to U.S. withholding tax to the extent allocable to a certificateholder that is a non-U.S. person. Assuming then that the trust is not considered to be engaged in the conduct of a trade or business in the United States, the trust would be required to withhold U.S. tax on interest earned by the trust on the receivables that is allocable to certificateholders that are non-U.S. persons, unless the tax is eliminated by an income tax treaty. Non-U.S. persons holding certificates will therefore be required to provide to the trustee an IRS Form 1001 or successor form establishing the non-U.S. certificateholder's entitlement to benefits under an income tax treaty that eliminates U.S. withholding tax on payments of interest from U.S. sources. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures.

  Backup Withholding.

     Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. We refer you to "Federal Income Tax Consequences to Holders of the Notes--Backup Withholding."

TRUSTS TREATED AS GRANTOR TRUSTS

  Tax Characterization of Grantor Trusts.

     If specified in the related prospectus supplement, Cadwalader, Wickersham & Taft will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to as grantor trust certificates.

  Characterization of Certificates.

     Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with such grantor trust certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Section 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

  Stripped Bonds and Stripped Coupons.

     Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, it appears that each purchaser of a grantor trust certificate that bears non-pro rata portions of the principal and interest payment on the receivables will be treated as the purchaser of a stripped bond or stripped coupon, which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued under Section 1286 of the Code, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity" (generally, principal and any interest which is not "qualified stated interest") of a debt instrument over its issues-price. We refer you to "OID" below. Based on the preamble to the Section 1286 Treasury Regulations, federal tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass-through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the receivables in a particular trust as to which there is "excess servicing" and that the remainder of such receivables will not be treated as stripped bonds, but as undivided interests as described above. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that grantor trust certificates which are stripped bonds will be issued with greater than de minimis OID. Stripped coupons will have OID equal to the excess of all anticipated payments thereon over their issue price, and that OID will not be de minimis.

  OID.

     The rules of the Code relating to OID (currently Sections 1271 through 1273 and 1275) will be applicable to a grantor trust certificateholder that acquires an undivided interest in a stripped bond or stripped coupon issued or acquired with OID, and such person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond or stripped coupon for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition.

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
Because payments on such stripped bonds and stripped coupons may be accelerated by prepayments on the underlying obligations, OID will be determined as required under Code Section 1272(a)(6). Pursuant to Code Section 1272 (a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in such prospectus supplement. In the case of an original grantor trust certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond or stripped coupon during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond or stripped coupon under the prepayment assumption used in respect of the grantor trust certificates and (2) any payments (other than qualified stated interest) received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond or stripped coupon at the beginning of such accrual period. No representation is made that the grantor trust certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond or stripped coupon at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond or stripped coupon at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than qualified stated interest) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent grantor trust certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The servicer will report to all grantor trust certificateholders holding stripped bonds or stripped coupons as if they were original holders.

     With respect to the receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the receivables. Subsequent purchasers that purchase grantor trust certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

  Market Discount.

     A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable or stripped bond is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278. The IRS may require you to compute market discount on a receivable by receivable basis, based on the allocation of your purchase price among the receivables based on their fair market values. However, we will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, you may be required by the IRS to recompute such premium on a receivable by receivable basis.

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
     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the grantor trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium.

     The price paid for a grantor trust certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A grantor trust certificateholder that makes this election for a grantor certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute such premium.

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
     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  Election to Treat All Interest as OID.

     The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder owns or acquires. We refer you to "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

  Sale or Exchange of a Grantor Trust Certificate.

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by any market premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Section 1221 of the Code (except in the case of gain attributable to accrued market discount, as noted above under "--Market Discount") and, with respect to noncorporate owners, will be short-term or long-term, depending on weather the grantor trust certificate has been held for 12 months or less, or more than 12 months respectively. (Long-term capital gain tax rates of noncorporate owners provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.)

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss. Non-U.S. Persons.

  Non-U.S. Persons.

     Interest or OID paid to non-U.S. persons who own grantor trust certificates will be treated as "portfolio interest" for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (1) the non-U.S. person is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the receivables and
(2) such certificateholder fulfills certain certification requirements. Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a U.S. person and must provide its name and address. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the U.S. by such certificateholder, such owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate. See "Tax Consequences to the Holders of the Notes--Non-U.S. Holders" above for a further discussion of these rules.

  Information Reporting and Backup Withholding.

     The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during such year, such information as the servicer deems necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

     The prospectus supplement for each series of securities will summarize, subject to the limitations discussed in each prospectus supplement, considerations under ERISA relevant to the purchase of the securities by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

     The securities offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the seller of the sale.

     The offered securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of securities may be made through a combination of two or more of these methods:

     o By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

     o By placements by the seller with investors through dealers; and

     o By direct placements by the seller with investors.

     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered securities of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

     The seller and its affiliates will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of the civil liabilities.

     The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be described in the accompanying prospectus supplement. To the extent specified in the prospectus supplement for the related series, the seller or its affiliates may retain some of the classes of securities.

                             FINANCIAL INFORMATION

     Certain specified trust assets will secure each series of securities, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust assets will be included in this prospectus or in the related prospectus supplement.

     A prospectus supplement may contain the financial information or financial statements of any provider of credit enhancement.

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered securities of a series will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus (not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents). Requests for the copies should be directed to the office of the General Counsel, 120 N.W. 12th Avenue Deerfield Beach, Florida 33442 (954) 429-2200.

     This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the Commission. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the Commission upon payment of the prescribed charges, or you can examine the registration statement free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 120 N.W. 12th Avenue Deerfield Beach, Florida 33442 (954) 429-2200.

                                 LEGAL MATTERS

     The validity of the securities offered hereby and certain federal income tax matters will be passed upon for the seller by Cadwalader, Wickersham & Taft or by other counsel identified in the related prospectus supplement.

                                 INDEX OF TERMS

Clearstream......................................................................................................    20
Code.............................................................................................................    40
Commission.......................................................................................................     4
Deerfield office.................................................................................................    15
Depositories.....................................................................................................    21
Euroclear Participants...........................................................................................    26
Events of Default................................................................................................    32
Federal Tax Counsel..............................................................................................    47
five state area..................................................................................................    14
FTC Rule.........................................................................................................    38
indirect participants............................................................................................    21
IRS..............................................................................................................    14
JMFE.............................................................................................................    14
Mobile center....................................................................................................    15
new withholding regulations......................................................................................    44
OID..............................................................................................................    41
OID Regulations..................................................................................................    41
Payment Date.....................................................................................................    23
Payment Extension Program........................................................................................    17
Pool Factor......................................................................................................    21
Pre-Funded Amount................................................................................................    12
Rating Agencies..................................................................................................    19
Receivables Pool.................................................................................................    13
Rules............................................................................................................    21
Securities Act...................................................................................................     4
Servicer Termination Event.......................................................................................    34
Short-Term Note..................................................................................................    42
Simple Interest Receivables......................................................................................    12
St. Louis center.................................................................................................    15
Terms and Conditions.............................................................................................    22
Trust Accounts...................................................................................................    25

                   SUBJECT TO COMPLETION, DATED MAY 24, 2000.


PROSPECTUS SUPPLEMENT(1) TO PROSPECTUS DATED                   .

                                $[             ]
                                 (APPROXIMATE)

                WORLD OMNI AUTO RECEIVABLES TRUST 2000-[      ]

 [$[            ] CLASS A-1, [     ]% ASSET BACKED NOTES, DUE [              ]
  $[            ] CLASS A-2, [     ]% ASSET BACKED NOTES, DUE [              ]
  $[            ] CLASS A-3, [     ]% ASSET BACKED NOTES, DUE [              ]
 $[            ] CLASS A-4, [     ]% ASSET BACKED NOTES, DUE [              ] ]

                        WORLD OMNI AUTO RECEIVABLES LLC
                                     SELLER

                           WORLD OMNI FINANCIAL CORP.
                                    SERVICER

     The World Omni Auto Receivables LLC Auto Receivables Backed Notes
Series 2000-  will include [        ] classes of notes, that we are offering
pursuant to this prospectus supplement. The Series 2000- notes are collateralized by the assets of a trust. The trust's main assets will be a pool of retail installment sale contracts secured by new and used automobiles and light trucks and other assets as described in the prospectus and this prospectus supplement.

     o Only the securities described on the following table are being offered by this prospectus supplement and the prospectus.

     o The securities will accrue interest from             ,      .

     o The price to the public and the proceeds to the seller listed below
       exclude interest accrued from                   , the date the notes will
       be issued.

     o The proceeds from the sale of the securities exclude expenses, estimated
       at $        .

     o The controlling securities are [class A-1, class A-2, class A-3 and class A-4] notes.

                                                                         UNDERWRITING DISCOUNTS
                                                  PRICE TO PUBLIC           AND COMMISSIONS          PROCEEDS TO SELLER
[Per class A-1 note]                                     $                         $                         $
[Per class A-2 note]
[Per class A-3 note]
[Per class A-4 note]

     We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.
------------------
(1) This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the securities, servicing provisions, receivables pool, provisions of the sale and servicing agreement, indenture and other matters. In all cases, the provisions in the prospectus supplement will be consistent in material respects with the provisions in the prospectus.
                            ------------------------

     The Series 2000- notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., the trustees, or any of their respective affiliates. [The offered notes and the underlying receivables are not insured or guaranteed by any governmental agency or any of the persons specified above. Principal will be paid on the notes in sequence. All principal will be paid on the class A-1 notes until they are fully paid, then on the class A-2 until fully paid, etc.]

     Investing in the offered notes involves risk. We refer you to "Risk Factors" beginning on page [ ] in this prospectus supplement and page [ ] in the prospectus.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the notes, or passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

     We expect that the delivery of the offered notes will be made in book-entry form only through the facilities of the Depository Trust Company and Clearstream
Bank, societe anonyme and the Euroclear System on or about [          ].

                                 [UNDERWRITERS]

                             [             ], 2000

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and prospectus. This prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered notes is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered notes; and (b) this prospectus supplement, which describes the specific terms of the offered notes. If the terms of the offered notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2000- notes and the trust in abbreviated form:

     Summary Of Prospectus Supplement, which gives a brief introduction of the key features of the Series 2000- notes and a description of the receivables; and

     Risk Factors, appearing on page     of this prospectus supplement, which
describes risks that apply to the Series 2000- notes which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered notes and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of
Significant Definitions" beginning on page S-    in this prospectus supplement.

     In this prospectus supplement, the terms "seller," "we," "us" and "our" refer to World Omni Auto Receivables LLC.

                               TABLE OF CONTENTS

SECTION                                              PAGE
--------------------------------------------------   ----
SUMMARY OF TERMS..................................    S-4
RISK FACTORS......................................    S-8
FORMATION OF THE TRUST............................   S-11
  General.........................................   S-11
  Capitalization of the Trust.....................   S-11
  The Owner Trustee...............................   S-11
  The Indenture Trustee...........................   S-11
THE RECEIVABLES POOL..............................   S-14
COMPOSITION OF THE RECEIVABLES POOL...............   S-14
  Delinquencies, Repossessions and Net Losses.....   S-15
YIELD CONSIDERATIONS..............................   S-17
POOL FACTORS AND OTHER INFORMATION................   S-17
USE OF PROCEEDS...................................   S-17
DESCRIPTION OF THE SECURITIES.....................   S-17
  General.........................................   S-17
  Payments of Interest............................   S-17
  Payments of Principal...........................   S-18

SECTION                                              PAGE
--------------------------------------------------   ----
  Optional Redemption.............................   S-19
REGISTRATION OF NOTES.............................   S-19
  Book Entry Registration.........................   S-19
DESCRIPTION OF THE CERTIFICATES...................   S-20
DESCRIPTION OF THE TRUST DOCUMENTS................   S-23
  Sale and Assignment of Receivables..............   S-23
  Trust Accounts..................................   S-23
  Advances........................................   S-24
  Servicing Compensation and Payment
  of Expenses.....................................   S-24
  Distributions...................................   S-24
  [Reserve Account]...............................   S-27
  Statements to Noteholders.......................   S-27
FEDERAL INCOME TAX CONSEQUENCES...................   S-28
[STATE AND LOCAL TAX CONSEQUENCES]................   S-31
ERISA CONSIDERATIONS..............................   S-32
UNDERWRITING......................................   S-34
LEGAL OPINIONS....................................   S-36

                                SUMMARY OF TERMS

     The following summary is a short, concise description of the main terms of the notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

PARTIES AND DATES:
  ISSUER:                                The issuer of the notes is World Omni Auto Receivables Trust 2000-[ ]. The
                                         trust was formed on [               , 2000] under a trust agreement between
                                         World Omni Auto Receivables LLC, a Delaware limited liability company and
                                         [owner trustee], as the owner trustee.

  THE SELLER:                            The seller is World Omni Auto Receivables LLC, a wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

                                         The address and telephone number of the seller is:

                                         120 N.W. 12th Avenue
                                         Deerfield Beach, Florida 33442
                                         (954) 429-2200
  CLOSING DATE:                          On or about [                      ]

  CUTOFF DATE:                           [                      ]

  INDENTURE TRUSTEE:                     [                      ]

  OWNER TRUSTEE:                         [                      ]

TRUST ASSETS:                            The trust's primary source of funds to make payments of principal of and interest on the notes will be the trust assets, which will include:

                                         o a pool of retail installment sale contracts between dealers in new and used automobiles and light trucks and retail obligors;

                                         o the right to receive payments under the receivables after specified cutoff dates;

                                         o security interests in the financed vehicles;

                                         o the rights of the seller to receive any proceeds with respect to the receivables from claims on physical damage and other insurance policies covering the financed vehicles or the obligors;

                                         o [the reserve account]; and

                                         o any and all proceeds of the foregoing.

  THE RECEIVABLES:                       The receivables that the seller will transfer to the trust will be secured by new and used automobiles and light trucks including the rights to all payments received with respect to the contracts after the applicable cutoff date.

                                         On the closing date, the trust will acquire receivables. For further information about the characteristics of the receivables as of the cutoff date, see "The Receivables Pool--The Receivables" in the prospectus and "The
                                         Receivables Pool" in this prospectus supplement.

                                         General characteristics of the receivables as of the cutoff date:

                                         Initial Pool Balance................................................   $

                                         Weighted Average APR................................................        %

                                         Weighted Average Remaining

                                         Term to Maturity (months)...........................................

                                         Weighted Average Original Term
                                         to Maturity (months)................................................

                                         Latest Scheduled Maturity Date......................................


                                         We refer you to "The Receivables Pool" in this prospectus supplement.
TITLE, REGISTRATION AND DENOMINATION OF
OFFERED SECURITIES:                      World Omni Auto Receivables Trust 2000-[ ] will issue the following securities:

                                         o [ %] asset-backed notes, class A-1 in the aggregate original principal
                                           amount of [$        ];

                                         o [ %] asset-backed notes, class A-2 in the aggregate original principal
                                           amount of [$        ];

                                         o [ %] asset-backed notes, class A-3 in the aggregate original

                                         o principal amount of [$        ]; and

                                         o [ %] asset-backed notes, class A-4 in the aggregate original principal
                                           amount of [$        ].

                                         The aggregate original principal amount of the notes will be [$        ]. We
                                         will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000, in book entry form only, through The Depository Trust Company. For more information, read "Description of the Securities--Book-Entry
                                         Registration" in the prospectus.

                                         The trust will also issue certificates that represent interests in the property of the trust that remains after full payment to you of interest on and principal of the notes. This prospectus supplement and the accompanying prospectus offer only the notes.

TERMS OF NOTES:                          The principal terms of the notes follow:

  PAYMENT DATES:                         The indenture trustee will make payments on the notes on the [    ] day of
                                         each [month] or, if the [    ] day is not a business day, on the next business
                                         day. The first payment date will be [               , 2000].

  INTEREST:                              On each payment date, the indenture trustee will pay to the holders of record of each class of notes (the noteholders as of the related record date),
                                         [thirty (30) days] of interest at the interest rate with respect to that class of notes on the outstanding principal amount of that class of notes at the close of the preceding payment date. Interest on the notes will be calculated on the basis of a [360 day year of twelve 30 day] months. On the initial payment date, the

                                         interest payable on each class of notes will be based on the initial principal amount of each class of notes and number of days from and including the
                                         closing date to and including [               ], 2000. We refer you to
                                         "Description of the Securities--Payments of Interest" in this prospectus supplement.

                                         The indenture trustee will make all payments of interest to the noteholders on a pro rata basis to the extent of available funds.

  PRINCIPAL:                             The indenture trustee will pay principal of the notes on each payment date on the classes of notes in the following order:

                                         o [first, on the class A-1 notes until their outstanding principal amount equals zero;

                                         o second, on the class A-2 notes until their outstanding principal amount equals zero;

                                         o third, on the class A-3 notes until their outstanding principal amount equals zero; and

                                         o fourth, on the class A-4 notes until their outstanding principal amount equals zero].

                                         All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to
                                         "Description of the Trust Documents--Distributions--Payments to Noteholders"
                                         in this prospectus supplement.

  RECORD DATES:                          The indenture trustee will make payments to holders of record of the notes as of the close of business on the record date applicable to the payment date.
                                         The record date for a payment date will be the [    ] calendar day of the
                                         month in which the payment date occurs.

SERVICING:                               After the sale of the receivables to the trust, World Omni Financial Corp.
                                         will continue to service the receivables. World Omni Financial Corp.'s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles and monitoring the performance of the receivables. In return for World Omni
                                         Financial Corp.'s services, the trust will pay a fee to World Omni Financial
                                         Corp. out of the interest payments received by the trust. We refer you to
                                         "Description of the Trust Documents-Servicing Compensation" in this prospectus supplement.

PRIORITY OF PAYMENTS:                    On each payment date, funds available for distribution from the receivables, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                         (1) to the servicer, the servicing fee and all unpaid servicing fees;

                                         (2) [to the noteholders of each class, pro rata, in accordance with their interest entitlements; and

                                         (3) to the noteholders of each class, sequentially, their principal entitlements.]

                                         We refer you to "Description of the Trust Documents--Distributions--Payments
                                         to Noteholders" in this prospectus supplement.

  OPTIONAL REDEMPTION:                   The seller or the servicer may, at their option, redeem the outstanding notes by purchasing all the receivables. The seller or the servicer may only redeem the notes when the aggregate principal balance of the receivables is equal to
                                         10% or less of the initial pool balance. The redemption price will at least equal the unpaid principal amount of the notes, plus accrued and unpaid interest.

CREDIT ENHANCEMENT:
  [USE OF EXCESS SPREAD TO INCREASE
     OVERCOLLATERALIZATION:              The aggregate cutoff date principal balance of the receivables which aggregate
                                         $                 will exceed the $                 initial aggregate
                                         principal amount of the notes by $                , which is approximately
                                              % of the initial principal amount of the notes. Unless offset by losses of the receivables, the use of excess spread to pay principal of the notes will cause the outstanding principal amount of the notes to decrease faster than the principal balance of the receivables decreases, thereby increasing overcollateralization and the overcollateralization percentage.

  EXCESS SPREAD:                         Excess spread is the excess of interest collections on the receivables
                                         (exclusive of some amounts) over servicing fees and interest on the notes.
                                         This amount will be used first to offset net losses on the receivables, then, if necessary, to increase the reserve account to the required amount and finally, in some circumstances, to release cash to the seller].

  [RESERVE ACCOUNT                       The initial amount in the reserve account will be $               , which is
                                             % of the original principal amount of the securities. The indenture trustee will apply funds in the reserve account to make payments due on the notes that are not covered by collections on the receivables. The reserve account will be replenished to its required amount with excess spread, if available.]

  [PRIORITY OF PAYMENTS; SUBORDINATION
     OF CERTIFICATES:                    On each payment date, the indenture trustee will apply the trust's available funds first, to pay interest on the notes and second, to pay the outstanding principal amount of the notes in the order described herein. The subordination of payments on the certificates is intended to decrease the likelihood that the trust will default in making payment due on the notes.]

  [TAX STATUS:                           In the opinion of Cadwalader, Wickersham & Taft, for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a note, each holder of that note will agree to treat the notes as indebtedness for federal income tax purposes. We refer you to
                                         "Federal Income Tax

                                         Consequences" in the prospectus and "Federal Income Tax Consequences" in this prospectus supplement for additional information concerning the application of federal tax laws to the trust and the notes.]

  [ERISA CONSIDERATIONS:                 Subject to the considerations discussed under "ERISA Considerations", the notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of
                                         Keogh Plans. By its acquisition of a note, each of these entities is deemed to represent that its purchase and holding of a note will not give rise to a non-
                                         exempt prohibited transaction]. We refer you to "ERISA Considerations" in this prospectus supplement.

  RATINGS OF THE NOTES:                  It is a condition of issuance that the notes be rated "        " (or its
                                         equivalent) by at least two nationally recognized rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. We refer you to "Risk Factors--A Rating of the securities is not a recommendation to buy, hold or sell securities" in the prospectus supplement.


                                  RISK FACTORS

     Prospective investors in the notes should consider the following factors and the additional factors discussed under "Risk Factors" in the prospectus:

THE OCCURRENCE OF DEFAULT UNDER THE
INDENTURE MAY RESULT IN INSUFFICIENT
FUNDS TO MAKE PAYMENTS ON YOUR
SECURITIES                               The trust will not have any significant assets or sources of funds to make payments on the notes other than the receivables and the reserve account. You must rely for repayment of your notes upon payments on the receivables and amounts, if any, in the reserve account. Although funds in the reserve account may be available on each payment date to cover shortfalls in distributions of interest and principal on the notes, the amounts available in the reserve account are limited. If the reserve account becomes depleted, the trust will depend solely on current collections on the receivables to make payments on the notes.
PROCEEDS OF THE SALE OF RECEIVABLES MAY
NOT BE SUFFICIENT TO PAY YOUR
SECURITIES IN FULL; FAILURE TO PAY
PRINCIPAL ON YOUR NOTES WILL NOT
CONSTITUTE AN EVENT OF DEFAULT UNTIL
MATURITY                                 If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the trust only in limited circumstances. However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve fund, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

PREPAYMENT ON RECEIVABLES MAY CAUSE
PREPAYMENTS ON SECURITIES                Principal on each class of notes must be fully paid by the final scheduled payment date for that class of notes. We have determined the final scheduled payment date for each class of notes so that distributions on the underlying receivables will be sufficient to retire each such class on or before its final scheduled payment date. However, because some prepayments of the receivables are likely and some receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's final scheduled payment date, the actual payment of any class of notes likely will occur earlier, and could occur significantly earlier, than such class's final scheduled payment date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of notes will be earlier than such class's final scheduled payment date.

[THE GEOGRAPHIC CONCENTRATION AND
PERFORMANCE OF THE RECEIVABLES MAY
INCREASE THE RISK OF LOSS ON YOUR
INVESTMENT                               Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. The following economic conditions may affect payments on the receivables:

                                         o unemployment,

                                         o interest rates,

                                         o inflation rates, and

                                         o consumer perceptions of the economy.

                                         If a large number of obligors are located in a particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the securities more than if this concentration did not exist.

                                         As of [        ], World Omni Financial Corp.'s records indicate that the
                                         billing addresses of the obligors of the receivables were in the following states:

                                                                                                      PERCENTAGE OF TOTAL
                                                                   STATE                              PRINCIPAL BALANCE:
                                         ----------------------------------------------------------   -------------------
                                                                                                              [  ]%
                                                                                                              [  ]%
                                                                                                              [  ]%
                                                                                                              [  ]%
                                                                                                              [  ]%

                                         We refer you to "The Receivables Pool" in this prospectus supplement.]
YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES AND/OR OBTAINING YOUR
DESIRED PRICE DUE TO THE ABSENCE OF A
SECONDARY MARKET                         There will have been no secondary market for any series of your securities prior to the related offering. The underwriters intend to make a secondary market for the securities, but are not obligated to do so. We cannot assure you that a market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your securities.

                                         There have been times in the past when very few buyers of asset backed securities existed and there may be similar times in the future. As a result, you may be unable to obtain the price that you wish to receive for your securities or you may suffer a loss on your investment.

                             FORMATION OF THE TRUST

GENERAL

     The trust is a business trust formed under the laws of the State of Delaware under a trust agreement. Before the sale and assignment of the trust assets to the trust, the trust will have no assets or obligations or any operating history. The trust will not engage in any business other than:

     (1) acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;

     (2) issuing and making payments on the securities; and

     (3) engaging in other activities to accomplish the above.

     The trust will initially be capitalized with equity (exclusive of the
amounts allocated in the reserve account) equal to $                    , which
is the aggregate principal amount of the receivables as of the cutoff date less the initial aggregate principal amount of the notes. The certificates evidence the equity in the trust. The seller will hold the certificates or sell or otherwise transfer them.

     If the protection provided to the investment of the noteholders by the reserve account is insufficient, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. In this event, some factors, such as the trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the trust's ability to realize on the collateral securing the receivables. These factors may reduce the proceeds available to noteholders with respect to the notes. We refer you to "Description of the Trust Documents--Distributions--Allocations and Distributions" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the prospectus.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes had taken place on such date:

[class A-1 notes]........................................................................................   $
[class A-2 notes]........................................................................................
[class A-3 notes]........................................................................................
[class A-4 notes]........................................................................................
certificates.............................................................................................
Total....................................................................................................
                                                                                                            ==========

THE OWNER TRUSTEE

     [                      ] is the owner trustee under the trust agreement.
[               ] is a Delaware banking corporation and its principal offices
are located at [                      ]. The owner trustee will perform limited
administrative functions under the trust agreement.

THE INDENTURE TRUSTEE

     [                            ] is the indenture trustee under the
indenture. It is a national banking association and its principal offices are
located at [                            ].

                              THE RECEIVABLES POOL

     The pool of receivables (the receivables pool) purchased on the closing date will have an aggregate outstanding principal balance of approximately
$[               ] as of the cutoff date. Each receivable is a simple interest receivable. World Omni Financial Corp. purchased most of the receivables from dealers in the ordinary course of business. Approximately [ %] of the receivables were originated by World Omni Financial Corp. under a program where World Omni Financial Corp. offers to obligors which lease vehicles from its affiliates the option of financing the purchase of the leased vehicle when the related lease expires. As of the cutoff date, the receivables meet the criteria described in the prospectus under "The Receivables Pool." In addition, as of the applicable cutoff date, each receivable:

     o [is secured by a new or used automobile or light duty truck;

     o was originated in the United States;

     o provides for level monthly payments that fully amortize the amount financed over its original term, subject to some exceptions;

     o was originated on or prior to [         ];

     o has an original term of [     ] to [      ] months and has a remaining
       term to maturity of not less than [    ] months nor more than [    ]
       months;

     o provides for the payment of a finance charge at a stated annual
       percentage rate ("APR") ranging from [    ]% to [    ]%;

     o shall not have a scheduled payment that is more than 30 days past due;

     o was not due, to the best knowledge of World Omni Financial Corp., from any obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent;

     o was not secured by a financed vehicle that had been repossessed without reinstatement; and

     o has a scheduled maturity not later than [                ].]

                      COMPOSITION OF THE RECEIVABLES POOL

Initial Pool Balance.........................................................................................   $  [     ]
Number of Receivables........................................................................................      [     ]
Average Cutoff Date Principal Balance........................................................................   $  [     ]
Average Original Amount Financed.............................................................................      [     ]
Range of Original Amount Financed............................................................................      [     ]
Weighted Average APR of Receivables(1).......................................................................      [     ]%
Range of APRs................................................................................................      [     ]
Weighted Average Remaining Maturity(1).......................................................................      [     ]
Range of Remaining Maturities as of the Cutoff Date..........................................................      [     ]

------------------
(1) By original principal balance as of the cutoff date.

     Approximately [     ]% of the aggregate cutoff date principal balance of
the receivables purchased on the closing date, constituting [     ]% of the
number of the total receivables, represent new vehicles, and approximately
[      ]% of the aggregate cutoff date principal balance of the receivables
purchased on the closing date, constituting [     ]% of the number of the total
receivables, represent used vehicles.

     The geographic distribution and distribution by annual percentage rate of the receivables conveyed to the trust on the closing date as of the cutoff date are described in the following tables.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                                  PERCENT OF        INITIAL    PERCENT OF
                                                                   NUMBER OF      NUMBER OF          POOL      INITIAL POOL
                            STATE(1)                               RECEIVABLES    RECEIVABLES       BALANCE    BALANCE(1)
----------------------------------------------------------------   -----------    --------------    -------    ------------
Alabama.........................................................                            %       $                   %
Florida.........................................................
Georgia.........................................................
North Carolina..................................................
South Carolina..................................................
All Others(2)...................................................
  Total.........................................................                         100%                        100%

------------------
(1) Based on address of origination.

(2) No other state represents a percentage of the aggregate Principal Balance as
    of the initial cutoff date in excess of      percent.

(3) Percentages may not add up to 100% because of rounding.

DISTRIBUTION OF THE RECEIVABLES BY ANNUAL PERCENTAGE RATE AS OF THE CUTOFF DATE

                                                                                  PERCENT OF        INITIAL    PERCENT OF
                                                                   NUMBER OF      NUMBER OF          POOL      INITIAL POOL
ANNUAL PERCENTAGE RATE RANGE                                       RECEIVABLES    RECEIVABLES(1)    BALANCE    BALANCE(1)
----------------------------------------------------------------   -----------    --------------    -------    ------------
[     ]% - [     ]%.............................................                            %       $                   %
[     ]% - [     ]%.............................................
[     ]% - [     ]%.............................................
[     ]% - [     ]%.............................................
[     ]% - [     ]%.............................................
[     ]% - [     ]%.............................................
                                                                     -------          ------        -------       ------
  Total                                                                               100.00%                     100.00%
                                                                     =======          ======        =======       ======

------------------
(1) Percentages may not add up to 100% because of rounding.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is some information concerning World Omni Financial Corp.'s experience with respect to its portfolio of new and used automobile and light duty truck retail installment sale contracts similar to the receivables.

     The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.'s delinquency, credit loss and repossession experience with respect to automobile and light duty truck installment sale contracts in the future, or the experience of the trust with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light duty trucks.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                 1999       1998      1997      1996
                                                                                -------    ------    ------    ------
Ending Number of Contracts...................................................   106,337    76,883    56,442    46,897
Percentage of Delinquent Contracts(1)(2)(3)
31-60 Days...................................................................      1.39%     1.82%     1.99%     2.69%
61-90 Days...................................................................      0.13%     0.16%     0.25%     0.23%
91 Days and Over.............................................................      0.02%     0.02%     0.06%     0.04%
                                                                                -------    ------    ------    ------
  Total......................................................................      1.54%     2.00%     2.30%     2.96%

------------------
(1) Delinquency figures reported exclude delinquent bankrupt contracts. As of December 31, 1999, bankrupt contracts greater than 60 days past due totaled 749.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) As a percentage of the total number of contracts at period end.

                    NET LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                       1999         1998        1997        1996
                                                                    ----------    --------    --------    --------
Ending Net Receivables...........................................   $1,235,065    $818,488    $607,890    $475,410
Ending Number of Contracts.......................................      106,337      76,883      56,442      46,897
Average Portfolio Outstanding During the Period..................   $  985,303    $758,566    $495,091    $427,851
Average Number of Contracts Outstanding During the Period........       88,807      72,772      50,210      42,949
Number of Repossessions..........................................        1,335       1,300       1,178       1,181
Repossessions as a Percentage of Average Number of Contracts
  Outstanding....................................................         1.50%       1.79%       2.35%       2.75%
Net Repossession Losses (1) (2)..................................   $    5,223    $  6,248    $  6,293    $  6,643
Net Losses as a Percentage of Average Portfolio Outstanding......         0.53%       0.82%       1.27%       1.55%

------------------

(1) Net losses equal the aggregate net principal balances of all contracts determined to be uncollectable in the period plus accrued but unpaid interest earned through the point of charge-off, less any recoveries.
(2) Includes charged-off amounts as well as repossession losses but does not include expenses incurred to dispose of vehicles.

                              YIELD CONSIDERATIONS

     All of the receivables can be prepaid at any time without charge. For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and some other receivables repurchased for administrative reasons. A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. For example, an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of World Omni Financial Corp. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the seller or servicer of its option to purchase the receivables and redeem the notes under the conditions described in "Description of the Securities--Optional Redemption" in this prospectus supplement will also accelerate the payment of the notes.

                       POOL FACTORS AND OTHER INFORMATION

     The pool factor with respect to any class of notes is a seven digit decimal which the servicer will compute each month indicating the principal balance of that class of notes as a fraction of the initial principal balance of that class of notes. The pool factor will be 1.0000000 as of the closing date; thereafter, the pool factor will decline to reflect reductions in the principal balance of the applicable class of notes. Therefore, if you are a class A-1 noteholder, your share of the principal balance of the class A-1 notes is the product of
(1) the original denomination of your note and (2) the pool factor.

     Under the indenture, the noteholders will receive monthly reports concerning the payments received on the receivables, the pool factors and various other items of information. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Trust Documents--Statements to Noteholders" in this prospectus supplement.

                                USE OF PROCEEDS

     The seller will use the net proceeds of the sale of the notes to purchase the receivables from World Omni Financial Corp.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The notes will be issued under the terms of an indenture between the Issuer and the indenture trustee, and the certificates will be issued under the terms of the trust agreement between the seller and the owner trustee. We have filed forms of the indenture and the trust agreement as exhibits to the Registration Statement.

PAYMENTS OF INTEREST

     Interest on the principal balances of the classes of the notes will accrue at their respective per annum interest rates and will be payable to the
noteholders monthly on each payment date, commencing [                      ].
Payments will be made to the noteholders of record as of the day immediately preceding such payment date or, if Definitive Securities are issued, as of the 15th day of the preceding month. Interest on the outstanding principal amount of the notes will accrue at the applicable interest rate during the interest accrual period (from the closing date (in the case of the first payment date) or from the [fifteenth] day of the month preceding the month of a payment date to and including the [fourteenth] day of the month of the payment date). Interest on each class of the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The indenture trustee will generally apply the Total Distribution Amount remaining after the payment of the servicing fee and any withdrawals from the reserve account to make interest payments on the notes. We refer you to "Description of the Trust Documents--Distributions--Payments to Noteholders" in this prospectus supplement.

     Interest payments to all classes of noteholders will have the same priority. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of noteholders) of the aggregate amount available to be distributed in respect of interest on the notes.

PAYMENTS OF PRINCIPAL

     The indenture trustee will make principal payments to the noteholders on each payment date in an amount generally equal to the sum of (1) the Regular Principal Distribution Amount plus (2) the Accelerated Principal Distribution Amount. [The "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" with respect to any payment date will generally equal the sum of principal payments received with respect to the receivables during the calendar month (the "COLLECTION PERIOD") preceding such payment date, plus the principal balances of defaulted receivables written off in the related Collection Period. The "ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT" with respect to any payment date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the servicing fee, (b) the noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, and (d) any required deposits to the reserve account on such payment date. The indenture trustee will make principal payments on the notes from the Total Distribution Amount, if any remaining after the payment of the servicing fee and the noteholders' Interest Distributable Amount. Amounts in the reserve account are also available to make payments of the Regular Principal Distribution Amount. The indenture trustee will make payments of any Accelerated Principal Distribution Amount from the Total Distribution Amount, if any, remaining after required deposits to the reserve account]. We refer you to "Description of the Trust Documents--Distributions--Payments to Noteholders" in this prospectus supplement.

     On the Business Day immediately preceding each payment date (a "DETERMINATION DATE"), the indenture trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis. Payments to noteholders on the following payment date will be based on this allocation. A "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the City of New York, Deerfield Beach, Florida or Mobile, Alabama are authorized by law, regulation or executive order to be closed.

     On each payment date, principal payments on the notes will be applied in the following order of priority:

     (1) to the principal balance of the class A-1 notes until the principal balance of the class A-1 notes is reduced to zero;

     (2) to the principal balance of the class A-2 notes until the principal balance of the class A-2 notes is reduced to zero;

     (3) to the principal balance of the class A-3 notes until the principal balance of the class A-3 notes is reduced to zero; and

     (4) to the principal balance of the class A-4 notes until the principal balance of the class A-4 notes is reduced to zero].

     The principal balance of each class of notes, to the extent not previously paid, will be due as described below:

     o the principal balance of the class A-1 notes, to the extent not
       previously paid, will be due on the [    ] payment date;

     o the principal balance of the class A-2 notes, to the extent not
       previously paid, will be due on the [    ] payment date;

     o the principal balance of the class A-3 notes, to the extent not
       previously paid, will be due on the [    ] payment date; and

     o the principal balance of the class A-4 notes, to the extent not
       previously paid, will be due on the [    ] payment date.

     The actual date on which the aggregate outstanding principal amount of any class of notes is paid in full may be earlier than the respective final scheduled payment dates.

OPTIONAL REDEMPTION

     To avoid excessive administrative expense, the seller or the servicer may at its option purchase all remaining receivables from the trust. The seller or the servicer (or its successor) may exercise this repurchase option on or after the last day of any month on or after which the aggregate principal balance of the receivables is equal to 10% or less of the aggregate cutoff date principal balance of receivables. The redemption price will at least equal the aggregate of the unpaid principal amount of the notes plus accrued and unpaid interest as of such last day. Exercise of this right will result in the early retirement of the notes. Upon declaration of an optional redemption, the indenture trustee will give written notice of termination to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder's note at the office or agency of the indenture trustee specified in the notice of termination.

                             REGISTRATION OF NOTES

BOOK ENTRY REGISTRATION

     The notes will initially be represented by notes registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code, and a "CLEARING AGENCY" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     A person acquiring an interest in the notes (each, a "NOTE OWNER") will hold his or her interest through DTC, in the United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR"), in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Clearstream or Euroclear, respectively, and each a participating member of DTC. We refer you to "Description of the Securities--Book Entry Registration" in the prospectus.

     If you are acquiring beneficial ownership interests in the notes, you may hold the notes directly though DTC if you are a Participant, or you may hold your interest indirectly through organizations which are Participants. Your ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains your account for that purpose. In turn the entity's ownership of the book-entry note will be recorded on the records of DTC (or of a participating firm that acts as its agent, whose interest will in turn be recorded on the records of
DTC). We refer you to "Description of the Securities--Book-Entry Registration" in the prospectus.

                        DESCRIPTION OF THE CERTIFICATES

     [The trust will also issue the certificates with an aggregate initial
balance of $[         ]. The certificates will represent fractional undivided
interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and will initially be held by the seller, which may thereafter sell the certificates. The certificates will not bear interest. No principal will be paid on the certificates until the outstanding principal balances of the notes have been paid in full.]

                       DESCRIPTION OF THE TRUST DOCUMENTS

     The following summary describes some terms of the trust documents which are comprised of the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement. We have filed forms of the trust documents as exhibits to the Registration Statement. We will file a copy of the final trust documents with the Commission following the issuance of the securities. Because this is a summary of the trust documents, it does not contain all the information that may be important to you. You should read the trust documents in their entirety if you require complete information regarding their contents.

SALE AND ASSIGNMENT OF RECEIVABLES


     On or before the closing date, various structured commercial paper lending vehicles and an affiliated entity of World Omni Financial Corp. will transfer their interests in the receivables to World Omni Financial Corp. The seller will then purchase from World Omni Financial Corp. under the purchase agreement, without recourse (except as provided in the purchase agreement), World Omni Financial Corp.'s entire interest in the receivables, together with World Omni Financial Corp.'s security interests in the related financed vehicles. At the time of issuance of the notes, the seller will sell and assign to the trust, without recourse, except as provided in the sale and servicing agreement, its entire interest in the receivables, together with its security interests in the financed vehicles. The indenture trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the notes to the seller in exchange for the receivables. The seller will sell the notes to the underwriters. We refer you to "Underwriting" in this prospectus supplement.



     To assure uniform quality in servicing, as well as to reduce administrative costs, the indenture trustee will appoint the servicer as custodian of the receivables and all documents related thereto. The receivables will not be physically segregated from other automobile and light duty truck retail installment sale contracts of the servicer, or those which the servicer services for others, to reflect the transfer to the trust.


     In the purchase agreement, World Omni Financial Corp. will make representations and warranties to the seller concerning the receivables, as described under "Receivables Pool" in the prospectus supplement. As of the last day of the second (or, if World Omni Financial Corp. elects, the first) month following the discovery by or notice to the seller and World Omni Financial Corp. of a breach of any representation or warranty that materially and adversely affects the interest of the trust or the indenture trustee, unless the breach is cured, World Omni Financial Corp. will purchase such receivable from the trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the owner trustee or the indenture trustee for any such uncured breach.

TRUST ACCOUNTS

     The indenture trustee will establish and maintain one or more accounts (collectively, the "COLLECTION ACCOUNT") in the name of the indenture trustee on behalf of the noteholders. Within two Business Days of receipt of funds, the servicer will deposit collections into the Collection Account. The indenture trustee will also establish and maintain one or more accounts, in the name of the indenture trustee on behalf of the noteholders, from which it will make all distributions with respect to the notes (collectively, the "DISTRIBUTION ACCOUNT").

ADVANCES

     [The servicer will make advances of interest] in respect of the receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fee for the servicer will be [    ]% per annum of the Pool
Balance as of the first day of the related Collection Period (or, in the case of the first distribution date, as of the initial Cutoff Date). The "POOL BALANCE" will represent the aggregate principal balance of the receivables at the end of a Collection Period, after giving effect to all payments received from obligors, Purchase Amounts for that Collection Period, and all losses realized on receivables liquidated during such Collection Period.

     The servicing fee in respect of a Collection Period (together with any portion of the servicing fee that remains unpaid from prior payment dates) will be paid on the payment date following such Collection Period out of collections for such Collection Period. The servicer may elect to waive the servicing fee with respect to a related collection period as discussed in "Description of the Trust Documents--Servicing Compensation" in the prospectus.

DISTRIBUTIONS

  Deposits to Distribution Account

     On or before each payment date, the indenture trustee will deposit into the Distribution Account all collections and other amounts on deposit in the Collection Account constituting the Total Distribution Amount (net of the servicing fee for such payment date and any previously unpaid servicing fees).

  Allocations and Distributions

     On each payment date, the servicer will instruct the indenture trustee to make the following distributions, to the extent of the amount then on deposit in the Distribution Account, in the following order of priority:

     (1) allocate to the noteholders for distribution as described below, from the Total Distribution Amount remaining after the deduction of the unpaid servicing fees, the Noteholders' Interest Distributable Amount;

     (2) allocate to the noteholders for distribution as described below, from the Total Distribution Amount remaining after the application of clause
         (1) and the deduction of the unpaid servicing fees, the Noteholders' Principal Distributable Amount;

     (3) allocate to the reserve account, from the Total Distribution Amount remaining after the application of clause (2) and the deduction of the unpaid servicing fees, the excess, if any, of the specified reserve amount over the amount then allocated to the reserve account;

     (4) distribute to the certificateholders, from the Total Distribution Amount remaining after the application of clause (3) and the deduction of unpaid servicing fees and only after the notes have been paid in full, until the certificate balance has been reduced to zero; and

     (5) distribute to the seller the remaining balance, if any.

For purposes of this prospectus supplement, the following terms shall have the following meanings:

          "ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT" means with respect to any payment date, the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the servicing fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular

     Principal Distribution Amount, and (d) the amount, if any, required to be allocated to the reserve account on such payment date.

          "INTEREST DISTRIBUTION AMOUNT" means, generally, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

          o that portion of all collections on the receivables allocable to interest;

          o all proceeds of the liquidated receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on the liquidated receivables ("LIQUIDATION PROCEEDS"), in accordance with the servicer's customary servicing procedures, and all recoveries in respect of liquidated receivables which were written off in prior Collection Periods;

          o the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and

          o investment earnings on funds on deposit in the Collection Account.

          "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

          "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any payment date, the excess of the Noteholders' Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the notes on such preceding payment date, plus interest on the amount of interest due but not paid to Noteholders on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by each class of the notes for the related interest accrual period.

          "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Noteholders' Monthly Interest Distributable Amount for such payment date and the Noteholders' Interest Carryover Shortfall for such payment date.

          "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any payment date, interest accrued for the related interest accrual period on each class of notes at the respective interest rate for such class on the outstanding principal balance of the notes of such class on the immediately preceding payment date (or, in the case of the first payment date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such payment date.

          "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to each payment date, the sum of (i) the Regular Principal Distribution Amount and (ii) the Accelerated Principal Distribution Amount.

          "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any payment date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding payment date over the amount in respect of principal that is actually distributed to the noteholders on such payment date.

          "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Noteholders' Monthly Principal Distributable Amount for such payment date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding payment date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the notes; and provided, further, that the Noteholders' Principal Distributable

     Amount on the final scheduled payment date for each class of notes will equal at least the amount that is necessary (after giving effect to other amounts to be deposited in the Distribution Account on such payment date and allocable to principal) to reduce the outstanding principal balance of the related class of notes to zero.

          "REALIZED LOSSES" means the excess of the principal balance of any liquidated receivable over Liquidation Proceeds to the extent allocable to principal.

          "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" means, generally, with respect to any payment date, the sum of the following amounts with respect to the related Collection Period:

          o that portion of all collections on the receivables allocable to principal;

          o all Liquidation Proceeds attributable to the principal amount of receivables which became liquidated receivables during such Collection Period in accordance with the servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such liquidated receivables;

          o to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period; and

          o partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor as of the date of the original contract.

      The Regular Principal Distribution Amount is the reduction in the aggregate principal balance of the receivables in a Collection Period and will be determined on the related Determination Date on an actual basis.

          "TOTAL DISTRIBUTION AMOUNT" for a payment date is the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion attributable to Realized Losses).

PAYMENTS TO NOTEHOLDERS

     On each payment date, all amounts allocated to the noteholders will be generally paid in the following order of priority:

     (i) to the applicable noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of notes at the applicable interest rate;

     (ii) the noteholders' Principal Distributable Amount in the following order of priority:

          (a) [to the class A-1 noteholders in reduction of principal until the principal balance of the class A-1 notes has been reduced to zero;

          (b) to the class A-2 noteholders in reduction of principal until the principal balance of the class A-2 notes has been reduced to zero;

          (c) to the class A-3 noteholders in reduction of principal until the principal balance of the class A-3 notes has been reduced to zero; and

          (d) to the class A-4 noteholders in reduction of principal until the principal balance of the class A-4 notes has been reduced to zero.]

[RESERVE ACCOUNT

     The reserve account will provide protection to the noteholders. The seller will initially deposit into the reserve account a specified reserve amount equal to an initial deposit on the closing date in cash or eligible investments in the
amount of $[         ], which is [    ]% of the initial principal balance of the
securities. The trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the reserve account until the reserve account reaches the specified balance required.

     The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. On each payment date the indenture trustee will pay to the noteholders from the reserve account the amount by which the Total Distribution Amount (after the payment of the servicing fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount. On each payment date, the indenture trustee will deposit into the reserve account up to the specified reserve amount to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the servicing fee and the payment of the Noteholders' Distributable Amount.

     If the amount allocated to the reserve account on any payment date (after giving effect to all deposits therein or other withdrawals therefrom on such payment date) is greater than the specified reserve amount for the related payment date, the indenture trustee will generally distribute the excess amount to the seller. [To the extent the seller elects, the seller may instruct the indenture trustee to deposit such excess amounts in the Collection Account for
application as described in [      ]. The seller has no obligation to make this
election.] Upon this distribution, the noteholders will not have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any rating agency of its rating of any class of notes, unless such rating has been restored, the indenture trustee will pay any such excess to noteholders on each payment date as an accelerated payment of principal.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the notes and (ii) the outstanding principal balance of the securities, the indenture trustee will distribute any remaining funds in the reserve account, subject to some limitations, to the seller.

     The subordination of the certificates and the reserve account are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of the notes.]

STATEMENTS TO NOTEHOLDERS

     On each payment date, the indenture trustee will include with each distribution to each noteholder of record as of the close of business on the applicable record date a statement (prepared by the servicer) as described in "Description of the Securities--Statements to Noteholders" in the prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Consequences," and supersedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

     Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service (the "IRS") and the courts on the basis of numerous factors designed to determine whether the trust has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the seller,
(i) the class [    ] notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the trust and (ii) the class [ ] notes may either be treated as indebtedness or as an equity interest in the trust for federal income tax purposes. We refer you to "Federal Income Tax Consequences" in the accompanying prospectus. Except as set forth below under "--Alternative Treatment of the Class [ ] Notes," the remainder of this discussion assumes that the class [ ] notes are debt for federal income tax purposes. Prospective investors should consult their own tax advisors as to the characterization of the class [ ] notes.

     Classification of the Trust. In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the seller, the trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity and treated as a mere security device when there is a single beneficial owner of the trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the trust, including the case if the class [ ] notes are treated as equity interests in the trust.

DISCOUNT AND PREMIUM

     For federal income tax reporting purposes, it is anticipated that the notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date
of any determination the receivables will prepay at [      ], and there will be
no extensions of maturity for any
receivable. However, no representation is made as to the rate, if any, at which the receivables will prepay.

     The IRS has issued regulations under Sections 1271 and 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the notes are advised to consult with their tax advisors concerning the tax treatment of such notes.

     Certain classes of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder's purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

GAIN OR LOSS ON DISPOSITION

     If you sell a note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. Similarly, when you receive a principal payment with respect to a note, you will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of your adjusted basis in the note. Such gain or loss will generally be a long-term capital gain or loss if you held the note for more than one year.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     We will report to noteholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the notes.

WITHHOLDING REGULATIONS EFFECTIVE DECEMBER 31, 2000

     On October 6, 1997, the Treasury Department issued regulations which make certain modifications to the withholding rules for investors who are non-U.S. Persons (as defined in the accompanying prospectus) and the backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and modify reliance standards. Such regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Non-U.S. Persons are urged to consult their tax advisors regarding the effect of these regulations. We refer you to "-- Alternative Treatment of the Class [ ] Notes" below, concerning the possible application of withholding tax with respect to class [ ] notes held by non-U.S. Persons.

ALTERNATIVE TREATMENT OF THE CLASS [  ] NOTES

     If the class [ ] notes are treated as equity (partnership) interests rather than indebtedness, while the aggregate amount of income reportable by an investor should not differ over the life of the obligation, the timing and character of such income could differ significantly. It is possible that payments on the class [ ] notes would be treated as "guaranteed payments" under the Code to the extent of the amount of interest and any discount accrued, and a return of capital as to any excess. To the extent payments are so characterized, a class [ ] noteholder who is a U.S. Person would be subject to federal income tax in substantially the same manner, except for timing and income characterization differences, as if the class [ ] notes were treated as debt.

     If a class [ ] noteholder's ownership of a class [ ] note is characterized as an equity interest but payments thereon are not treated as "guaranteed payments," it is unclear how its distributable share of partnership income would be calculated. A class [ ] noteholder may be allocated a share of net income of the partnership equal to the amount of interest and discount income that accrued on the class [ ] notes for the applicable period. A class [ ] noteholder would be subject to federal income taxes on such income even though it may not have received an equivalent amount of cash from the partnership, for example, because of defaults or delinquencies on the trust assets. The characterization of an item of income or loss (e.g., as dividends, as interest, as rental income or as capital gain or loss as opposed to ordinary income or loss) will usually be the same for the class [ ] noteholder as it is for the partnership.

     It is not known whether any of the receivables were issued with original issue discount greater than a de minimis amount. If any of such trust assets were in fact issued at greater than de minimis discount or are otherwise treated as issued with original issue discount under the Treasury regulations, an amount of income will be imputed to the trust with respect to such trust assets. In general, aggregate amount of original issue discount imputed to the trust with respect to each such trust asset will be the excess of the "stated redemption price at maturity" of such asset over its original issue price. The trust would have to include original issue discount in income as interest over the term of the respective trust asset possessing original issue discount under a constant yield method. In general, original issue discount must be included in income in advance of the receipt of cash representing that income. As indicated above, class [ ] noteholders may be allocated items of income of the trust in the event that such class [ ] noteholder's income is not treated as "guaranteed payments". Such allocated income would include any original issue discount determined to exist with respect to any of the trust assets. Each class [ ] noteholder should consult its own tax adviser regarding the impact to it of the original issue discount rules as applied to the trust and the impact of such with respect to such class [ ] noteholders. Some receivables may not have been issued with original issue discount, but, rather, may have been issued with "unstated interest" as determined under Section 483 of the Code. In this event, such unstated interest will be treated in a manner similar to original issue discount.

     Moreover, the purchase price paid by the trust for receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, such trust assets will have been acquired at a premium or discount, as the case may be. Accordingly, in a manner similar to original issue discount, a class [ ] noteholder may be allocated a portion of such market discount income or premium amortization in the event that such class [ ] noteholder's income is not treated as "guaranteed payments". Each class [ ] noteholder should consult its own tax adviser regarding the impact to it of the market discount and premium rules as applied to the trust and the impact of such with respect to such class [ ] noteholder.

     A class [ ] noteholder will not be able to deduct its share of losses on the trust assets (to the extent otherwise deductible under the Code) to the extent that such losses exceed its adjusted basis in its partnership interest (i.e., the class [ ] note). In addition, class [ ] noteholders who are individuals or certain closely held corporations (and certain other taxpayers) may be subject to other limitations on losses or deductions including the at risk limitations, the passive loss rules, the limitation on the deduction of investment interest, the limitation on deduction of non-business bad debts, and the limitation on the deduction of certain miscellaneous itemized non-trade or business expenses to the extent they do not, in the aggregate, exceed two percent of the taxpayer's adjusted gross income. Such taxpayers should consult their tax advisor concerning the various limitations on losses that may be applicable to an investment in a class [ ] note.

     All or a portion of any taxable income allocated to a class [ ] noteholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If the class [ ] notes are treated as equity (partnership) interests for income tax purposes, a class [ ] noteholder who is a non-U.S. Person may be subject to withholding tax on its share of the income of the trust.

     In view of the foregoing treatment of individuals, certain closely held corporations, tax-exempt entities and non-U.S. Persons, if the Class [ ] Notes are treated as equity, the class [ ] notes may not be a suitable investment for such persons, and such persons should consult their own tax advisors in this regard.

                       [STATE AND LOCAL TAX CONSEQUENCES

     A rule under the Florida Income Tax Code (the "Loan Rule") provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. The seller believes the Loan Rule does not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

     The State of Florida imposes a value-based intangibles tax on January 1 of each year at the rate of $1.50 per $1,000 of value on certain intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. On the last business day of each year, in an effort to minimize the impact of this intangibles tax, the seller intends to transfer 99% of its right, title and interest in, to and under the certificates owned by the seller as of such day, together with all of its duties, rights and obligations under the sale and servicing agreement to World Omni Acceptance III Corp., ("WOAC III"), a wholly-owned subsidiary of World Omni Financial Corp., located and managed outside the State of Florida (such transfer, the "Annual Servicing Transfer"). In connection with such Annual Transfer, World Omni Financial Corp. shall transfer all of its rights, obligations and duties under the sale and servicing agreement to WOAC III. The trust will continue to maintain its first priority perfected security interest in the receivables. Only the seller's interest in the receivables, together with World Omni Financial Corp.'s management and control authority and obligations, will be transferred to WOAC III, to be held in escrow and returned to the seller and World Omni Financial Corp., respectively, on the first business day of the following year. This annual transfer is consistent with the

Technical Assistance Advisement 95(C)2-021 issued by the Florida Department of Revenue, which holds that a transfer of receivables to a wholly-owned subsidiary located outside the State of Florida and having no contacts with the State of Florida was sufficient to avoid the imposition of the intangibles tax on the receivables subject to such tax. As additional protection, the trust will be indemnified by World Omni Financial Corp. with respect to any liability for this intangibles tax. World Omni Financial Corp. has agreed in the sale and servicing agreement not to conduct any servicing activities during the period of the Annual Servicing Transfer.

     The discussion above does not address the tax treatment of the trust, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the local tax treatment of the trust and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

                              ERISA CONSIDERATIONS

     [Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of
Section 3(3) of ERISA, as well as an individual retirement account, a Keogh plan and any other plan within the meaning of Section 4975 of the Code (each a "BENEFIT PLAN"), from engaging in particular transactions with persons that are "PARTIES IN INTEREST" under ERISA or "DISQUALIFIED PERSONS" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "REGULATION"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "EQUITY INTEREST" in the trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the notes should be treated as indebtedness of the trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses].

     [However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the seller, the servicer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the notes with the assets of a Benefit Plan; or
(2) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.]

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

     A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting
agreement dated [                        , 2000] among World Omni Financial
Corp., the seller and the underwriters, the seller has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the offered notes described opposite its name below:

                                CLASS A-1 NOTES

                                                                     PRINCIPAL
                                                                       AMOUNT
                                                                   --------------
[                        ]......................................   $[             ]
[                        ]......................................    [
[                        ]......................................    [
[                        ]......................................    [
                                                                   --------------
        Total...................................................   $[             ]
                                                                   ==============

                                CLASS A-2 NOTES

                                                                     PRINCIPAL
                                                                       AMOUNT
                                                                   --------------
[                        ]......................................   $[             ]
[                        ]......................................    [
[                        ]......................................    [
[                        ]......................................    [
                                                                   --------------
        Total...................................................   $[             ]
                                                                   ==============

                                CLASS A-3 NOTES

                                                                     PRINCIPAL
                                                                       AMOUNT
                                                                   --------------
[                        ]......................................   $[             ]
[                        ]......................................    [
[                        ]......................................    [
[                        ]......................................    [
                                                                   --------------
        Total...................................................   $[             ]
                                                                   ==============

                                CLASS A-4 NOTES

                                                                     PRINCIPAL
                                                                       AMOUNT
                                                                   --------------
[                        ]......................................   $[             ]
[                        ]......................................    [
[                        ]......................................    [
[                        ]......................................    [
                                                                   --------------
        Total...................................................   $[             ]
                                                                   ==============

     The underwriters have advised the seller that they propose initially to offer the offered notes to the public at the prices described herein, and to some dealers at such prices less the initial concession not in
excess of [     % per class A-1 note,      % per class A-2 note,      % per
class A-3 note and      % per class A-4 note.] The underwriters may allow and
the related dealers may reallow a concession not in excess of [     % per
class A-1 note,     % per class A-2 note,      % per class A-3 note and      %
per class A-4 note] to some other dealers. After the initial public offering of the offered notes, the public offering price and such concessions may be changed.

     The underwriting agreement provides that the obligations of the underwriters are subject to some conditions precedent and that the underwriters will purchase all the notes offered hereby if any of such notes are purchased.

     [Each underwriter has represented and agreed that (a) it has not offered or sold, and will not offer to sell, any offered notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the offered notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.]

     The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the seller do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the seller that they intend to act as market makers for the notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

     [In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the notes for the purpose of stabilizing its market price. In addition, the underwriters may impose "penalty bids" whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice].

     World Omni Financial Corp. and the seller have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

     [In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and the seller and their affiliates]. We refer you to "Use of Proceeds" herein and "Plan of Distribution" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the underwriters, affiliates of which have an ownership interest in, or participate in banking transactions with, World Omni Financial Corp. and the seller, in connection with offers and sales related to market making transactions in the notes. The underwriters may act as principals or agents in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

                                 LEGAL OPINIONS

     Some legal matters relating to the securities will be passed upon for the seller and the servicer by Cadwalader, Wickersham & Taft, New York, New York. Some legal matters relating to Florida state tax laws will be passed upon for
the seller and the servicer by                                       . Certain
legal matters relating to the notes will be passed upon for the underwriters by
[                        ].

                                 INDEX OF TERMS

Accelerated Principal Distribution
  Amount..................................    S-16, S-20
APR.......................................          S-15
Benefit Plan..............................          S-28
Business Day..............................          S-16
Clearstream...............................          S-17
Collection Account........................          S-19
Collection Period.........................          S-16
Determination Date........................          S-16
disqualified persons......................          S-28
Distribution Account......................          S-19
DTC.......................................          S-17
equity interest...........................          S-28
ERISA.....................................          S-28
ERISA Considerations......................           S-8
Euroclear.................................          S-17
Interest Distribution Amount..............          S-21
Liquidation Proceeds......................          S-24
Note Owner................................          S-17
Noteholders' Distributable Amount.........          S-21
Noteholders' Interest Carryover
  Shortfall...............................          S-21
Noteholders' Interest Distributable
  Amount..................................          S-21
Noteholders' Monthly Interest
  Distributable Amount....................          S-21
Noteholders' Monthly Principal
  Distributable Amount....................          S-21
Noteholders' Principal Carryover
  Shortfall...............................          S-21
Noteholders' Principal Distributable
  Amount..................................          S-21
Participants..............................          S-17
parties in interest.......................          S-28
Pool Balance..............................          S-20
PTCE......................................          S-28
Realized Losses...........................          S-22
Regular Principal Distribution Amount.....    S-16, S-22
Regulation................................          S-28
Total Distribution Amount.................          S-22

---------------------------------------------------------
                       ---------------------------------------------------------
---------------------------------------------------------
                       ---------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATES. UNTIL
[             ], ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO AN UNSOLD ALLOTMENT OR SUBSCRIPTION.
                            ------------------------

                                $[            ]
                                 (APPROXIMATE)

                        WORLD OMNI AUTO RECEIVABLES LLC
                                     SELLER

                            AUTO RECEIVABLES BACKED
                            NOTES SERIES 2000-

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                                 [UNDERWRITER]

                       ---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

                   Subject to completion, dated May 24, 2000.
          Prospectus Supplement(1) to Prospectus dated ______________.
                                      $[ ]
                                  (Approximate)
                   World Omni Auto Receivables Trust 2000-[ ]

              [$[_______] class A, [___]% asset backed certificates $[_______] class B, [___]% asset backed certificates]

                         World Omni Auto Receivables LLC
                                     Seller

                            Word Omni Financial Corp.
                                    Servicer

         The World Omni Auto Receivables LLC Auto Receivables Backed Certificates Series 2000-__ will include [_______] classes of certificates, that we are offering pursuant to this prospectus supplement. The Series 2000-__ certificates are collateralized by the assets of a trust. The trust's main assets will be a pool of retail installment sale contracts secured by new and used automobiles and light trucks and other assets as described in the prospectus and this prospectus supplement.

     o Only the securities described on the following table are being offered by this prospectus supplement and the prospectus.

     o Credit enhancement will be provided by a reserve fund, and, in the case of the class A certificates, the subordination of the class B certificates.

     o The price to the public and the proceeds to the seller listed below include interest accrued from ______, ___ to, but not including, the date the certificates will be issued.

     o    The proceeds from the sale of the securities exclude expenses,
          estimated at $          .

                                      Price to Public           Underwriting Discounts and         Proceeds to Seller
                                                                Commissions
[Per class A certificate]
[Per class B certificate]

--------------------

         We will not list the certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                      ------------------------------------

         The Series 2000-__ certificates are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., the trustee, or any of their respective affiliates. [The offered certificates and the underlying receivables are not insured or guaranteed by any governmental agency or any of the persons

--------
1 This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in an equity transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the securities, servicing provisions, receivables pool, provisions of the purchase agreement, pooling and servicing agreement and other matters. In all cases, the provisions in the prospectus supplement will be consistent in material respects with the provisions in the prospectus.

specified above. Principal and interest will be paid on the certificates on the __ of each month, unless the __ is not a Business Day, in which case, the payment will be made on the following Business Day. The first distribution date will be ___________, ____.]

         Investing in the offered certificates involves risk. We refer you to "Risk Factors" beginning on page [ ] in this prospectus supplement and page [ ] in the prospectus.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the certificates, or passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

         We expect that the delivery of the offered certificates will be made in book-entry form only through the facilities of the Depository Trust Company and Clearstream Bank, societe anonyme and the Euroclear System on or about [--------].

                                 [UNDERWRITERS]

                                    [ ], 2000

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and prospectus. This prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE about INFORMATION PRESENTED in this PROSPECTUS SUPPLEMENT and the ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement begins with several introductory sections describing the Series 2000-__ certificates and the trust in abbreviated form:

      Summary Of Prospectus Supplement, which gives a brief introduction of the key features of the Series 2000-__ certificates and a description of the receivables; and

      Risk Factors, appearing on page ____ of this prospectus supplement, which describes risks that apply to the Series 2000-__ certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" beginning on page S-___ in this prospectus supplement.

      In this prospectus supplement, the terms "seller," "we," "us" and "our" refer to World Omni Auto Receivables LLC.

                                TABLE OF CONTENTS



SUMMARY OF TERMS....................................4
RISK FACTORS.......................................10
THE TRUST..........................................12
    General........................................12
    The Trustee....................................12
THE RECEIVABLES POOL...............................12
COMPOSITION OF THE RECEIVABLES POOL................13
    Delinquencies, Repossessions and Net Losses....16
YIELD CONSIDERATIONS...............................16
OTHER INFORMATION..................................17
USE OF PROCEEDS....................................17
DESCRIPTION OF THE SECURITIES......................17
    General........................................17
    Payments of Interest...........................17
    Payments of Principal..........................18
    Optional Redemption............................18
REGISTRATION OF CERTIFICATES.......................18
    General........................................18
    Book Entry Registration........................18
DESCRIPTION OF THE TRUST DOCUMENTS.................19
    Sale and Assignment of Receivables.............19
    Trust Accounts.................................20
    Advances.......................................20
    Servicing Compensation and Payment of Expenses.20
    Distributions..................................21
    Subordination of the class B
      certificates; [Reserve Acount]...............25
    Statements to Certificateholders...............26
FEDERAL INCOME TAX CONSEQUENCES....................26
STATE AND LOCAL TAX CONSEQUENCES...................26
ERISA CONSIDERATIONS...............................27
UNDERWRITING.......................................28
LEGAL OPINIONS.....................................30

                                SUMMARY OF TERMS

         The following summary is a short, concise description of the main terms of the certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the certificates following this summary and in the prospectus.

PARTIES AND DATES:

     Issuer:                                The issuer of the certificates is
                                            World Omni Auto Receivables Trust
                                            2000-[ ]. The trust was formed on
                                            [_________, 2000] under a pooling
                                            and servicing agreement among World
                                            Omni Auto Receivables LLC, World
                                            Omni Financial Corp. and [trustee].

     Seller:                                The seller is World Omni Auto
                                            Receivables LLC, a wholly-owned,
                                            special-purpose subsidiary of World
                                            Omni Financial Corp.

                                            The address and telephone number of
                                            the seller is:

                                                 120 N.W. 12th Avenue
                                                 Deerfield Beach, Florida 33442
                                                 (954) 429-2200

     Closing Date:                          On or about [______________________]

     Cutoff Date:                           [__________________________]

     Servicer:                              World Omni Financial Corp., the
                                            parent of the seller.

     Trustee:                               [__________________________]


TRUST ASSETS:                               The trust's primary source of funds
                                            to make payments of principal of and
                                            interest on the certificates will be
                                            the trust assets, which will
                                            include:

                                            o        a pool of retail
                                                     installment sale contracts
                                                     between dealers in new and
                                                     used automobiles and light
                                                     trucks and retail obligors;

                                            o        the right to receive
                                                     payments under the
                                                     receivables after specified
                                                     cutoff dates;

                                            o        security interests in the
                                                     financed vehicles;

                                      S-4

                                            o        the rights of the seller to
                                                     receive any proceeds with
                                                     respect to the receivables
                                                     from claims on physical
                                                     damage and other insurance
                                                     policies covering the
                                                     financed vehicles or the
                                                     obligors;

                                            o        [the reserve account]; and

                                            o        any and all proceeds of the
                                                     foregoing.


     The Receivables:                       The receivables that the seller will
                                            transfer to the trust will be
                                            secured by new and used automobiles
                                            and light trucks including the
                                            rights to all payments received with
                                            respect to the contracts after the
                                            applicable cutoff date.

                                            On the closing date, the trust will
                                            acquire the receivables. For further
                                            information about the
                                            characteristics of the receivables
                                            as of the cutoff date, see "The
                                            Receivables Pool - The Receivables"
                                            in the prospectus and "The
                                            Receivables Pool" in this prospectus
                                            supplement.

                                            General characteristics of the
                                            receivables as of the cutoff date:

                                            Initial Pool Balance:..............................$

                                            Weighted Average APR...............................%

                                            Weighted Average Remaining
                                            Term to Maturity (months):.........................

                                            Weighted Average Original Term
                                            to Maturity (months):..............................

                                            Latest Scheduled Maturity Date.....................

                                            We refer you to "The Receivables
                                            Pool" in this prospectus supplement................


TITLE, REGISTRATION AND DENOMINATION OF     World Omni Auto Receivables Trust 2000-[ ] will
OFFERED SECURITIES:                         issue the following securities:

                                            o        [        %] asset-backed certificates,
                                                              class A in the aggregate
                                                              original principal amount of
                                                              [$________]; and

                                      S-5

                                            o        [        %] asset-backed certificates,
                                                              class B in the aggregate
                                                              original principal amount of
                                                              [$______];

                                            The aggregate original principal
                                            amount of the offered certificates
                                            will be [$__________]. We will issue
                                            the certificates in minimum
                                            denominations of $1,000 and integral
                                            multiples of $1,000, in book-entry
                                            form only, through The Depository
                                            Trust Company, Clearstream Bank,
                                            societe anonyme and the Euroclear
                                            System. For more information, read
                                            "Description of the Securities -
                                            Book-Entry Registration" in the
                                            prospectus.

TERMS OF CERTIFICATES:                      The principal terms of the
                                            certificates follow:

     Distribution Dates:                    The trustee will make payments on
                                            the certificates on the [__] day of
                                            each month or, if the [__] day is
                                            not a Business Day, on the next
                                            Business Day. The first distribution
                                            date will be [ , 2000]

     Class A Interest:                      On each distribution date, the
                                            trustee will pay to the holders of
                                            record of the class A certificates
                                            (the class A certificateholders as
                                            of the related record date), [thirty
                                            (30) days] of interest at the class
                                            A pass-through rate on the
                                            outstanding principal amount of that
                                            class of certificates at the close
                                            of the preceding distribution date.
                                            Interest on the class A certificates
                                            will be calculated on the basis of a
                                            [360 day year of twelve 30 day
                                            months]. On the initial distribution
                                            date, the interest payable on the
                                            class A certificates will be based
                                            on the initial principal amount of
                                            that class of certificates and
                                            number of days from and including
                                            the closing date to and including
                                            [____________]. The class A
                                            pass-through rate is [_____%]. We
                                            refer you to "Description of the
                                            Securities--Payments of Interest"
                                            and "Description of the Trust
                                            Documents--Distributions" in this
                                            prospectus supplement.

                                            The trustee will make all payments
                                            of interest to the class A
                                            certificateholders on a pro rata
                                            basis to the extent of available
                                            funds.


                                      S-6

     Class A Principal:                     The trustee will pay principal on
                                            the class A certificates on each
                                            distribution date to the class A
                                            certificateholders on a pro rata
                                            basis in an amount equal to the
                                            Class A Percentage of the Principal
                                            Distribution Amount for the
                                            Collection Period preceding such
                                            distribution date. The Class A
                                            Percentage is [____%]. We refer you
                                            to "Description of the
                                            Securities--Payments of Principal"
                                            and "Description of the Trust
                                            Documents--Distributions" in this
                                            prospectus supplement.

     Class B Interest:                      On each distribution date, the
                                            trustee will pay to the holders of
                                            record of the class B certificates,
                                            [thirty (30) days] of interest at
                                            the class B pass-through rate on the
                                            outstanding principal amount of that
                                            class of certificates at the close
                                            of the preceding distribution date.
                                            Interest on the class B certificates
                                            will be calculated on the basis of a
                                            [360 day year of twelve 30 day
                                            months]. On the initial distribution
                                            date, the interest payable on the
                                            class B certificates will be based
                                            on the initial principal amount of
                                            the class B certificates and number
                                            of days from and including the
                                            closing date to and including
                                            [_________]. The class B
                                            pass-through rate is [________%]. We
                                            refer you to "Description of the
                                            Securities--Payments of Interest"
                                            and "Description of the Trust
                                            Documents--Distributions" in this
                                            prospectus supplement.

                                            The trustee will make all payments
                                            of interest to the class B
                                            certificateholders on a pro rata
                                            basis to the extent of available
                                            funds.

     Class B Principal:                     The trustee will pay principal on
                                            the class B certificates on each
                                            distribution date to the class B
                                            certificateholders on a pro rata
                                            basis in an amount equal to the
                                            Class B Percentage of the Principal
                                            Distribution Amount for the
                                            Collection Period preceding such
                                            distribution date. The Class B
                                            Percentage is [______%]. We refer
                                            you to "Description of the
                                            Securities--Payments of Principal"
                                            and "Description of the Trust
                                            Documents--Distributions" in this
                                            prospectus supplement.

     Record Dates:                          The trustee will make
                                            payments to holders of record of the
                                            certificates as of the close of
                                            business on the record date
                                            applicable to the distribution date.
                                            The record date for a distribution
                                            date will be the [__] calendar day
                                            of the month in which the
                                            distribution date occurs.


                                      S-7

SERVICING:                                  After the sale of the receivables to
                                            the trust, World Omni Financial
                                            Corp. will continue to service the
                                            receivables. World Omni Financial
                                            Corp.'s responsibilities as servicer
                                            will include, among other things,
                                            collection of payments, realization
                                            on the receivables and the financed
                                            vehicles and monitoring the
                                            performance of the receivables. In
                                            return for World Omni Financial
                                            Corp.'s services, the trust will pay
                                            a fee to World Omni Financial Corp.
                                            out of the interest payments
                                            received by the trust. We refer you
                                            to "Description of the Trust
                                            Documents--Servicing Compensation"
                                            in this prospectus supplement.

PRIORITY                                    OF PAYMENTS: On each distribution
                                            date, funds available for
                                            distribution from the receivables,
                                            net of specified trust expenses,
                                            will be distributed in the following
                                            amounts and order of priority:

                                            (1)      to the servicer, the
                                                     servicing fee and all
                                                     unpaid servicing fees;

                                            (2)      [to the class A
                                                     certificateholders, pro
                                                     rata, in accordance with
                                                     their interest
                                                     entitlements;

                                            (3)      to the class A
                                                     certificateholders, pro
                                                     rata, their principal
                                                     entitlements;

                                            (4)      to the class B
                                                     certificateholders, pro
                                                     rata, in accordance with
                                                     their interest
                                                     entitlements; and

                                            (5)      to the class B
                                                     certificateholders, pro
                                                     rata, their principal
                                                     entitlements.]

                                            We refer you to "Description of the
                                            Trust Documents--Distributions--
                                            Payments to Certificateholders" in
                                            this prospectus supplement.

     Optional Redemption:                   The seller or the servicer may, at
                                            their option, redeem the outstanding
                                            certificates by purchasing all the
                                            receivables. The seller or the
                                            servicer may only redeem the
                                            certificates when the aggregate
                                            principal balance of the receivables
                                            is equal to 10% or less of the
                                            initial Pool Balance. The redemption
                                            price will at least equal the unpaid
                                            principal amount of the
                                            certificates, plus accrued and
                                            unpaid interest.

                                      S-8


  CREDIT ENHANCEMENT:

     [Reserve Account                       The initial amount in the reserve
                                            account will be $___________, which
                                            is ___ % of the original principal
                                            amount of the securities. The
                                            trustee will apply funds in the
                                            reserve account to make payments due
                                            on the certificates that are not
                                            covered by collections on the
                                            receivables. The reserve account
                                            will be replenished to its required
                                            amount with excess collections, if
                                            available.] Amounts in the reserve
                                            account in excess of the required
                                            amount will be released to the
                                            seller and will no longer be
                                            available to make payments on
                                            certificates.

     Subordination:                         On each distribution date, the class
                                            A certificateholders are entitled to
                                            the full payment of the amount due
                                            to them before the class B
                                            certificateholders receive any
                                            payment. The subordination of
                                            payments to the class B
                                            certificateholders is intended to
                                            decrease the likelihood that the
                                            trust will be unable to make the
                                            payments due on the class A
                                            certificates.

     [Tax Status:                           In the opinion of Cadwalader,
                                            Wickersham & Taft, the trust will be
                                            treated as a grantor trust for
                                            federal income tax purposes, will
                                            not be subject to federal income tax
                                            and will not be characterized as an
                                            association (or publicly traded
                                            partnership) taxable as a
                                            corporation. We refer you to
                                            "Federal Income Tax Consequences" in
                                            the prospectus and in this
                                            prospectus supplement for additional
                                            information concerning the
                                            application of federal tax laws to
                                            the trust and the certificates.]

     [ERISA                                 Considerations: Subject to the
                                            considerations discussed under
                                            "ERISA Considerations," the class A
                                            certificates are eligible for
                                            purchase by employee benefit plans.

     Ratings of the Certificates:           It is a condition of issuance that
                                            the class A certificates be rated
                                            "______" (or its equivalent) by at
                                            least two nationally recognized
                                            rating agencies and that the class B
                                            certificates be rated "_____" (or
                                            its equivalent) by at least two
                                            nationally recognized rating
                                            agencies. A security rating is not a
                                            recommendation to buy, sell or hold
                                            securities and may be revised or
                                            withdrawn at any time by the
                                            assigning rating agency. We refer
                                            you to "Risk Factors--A Rating of
                                            the securities is not a
                                            recommendation to purchase, hold or
                                            sell securities" in the prospectus.

                                      S-9

                                  RISK FACTORS

         Prospective investors in the certificates should consider the following factors and the additional factors discussed under "Risk Factors" in the prospectus:

You can only rely on payments on the        The trust  will not have any  significant  assets or  sources of funds to
receivables and any amounts in the          make  payments on the  certificates  other than the  receivables  and the
reserve account for payments on your        reserve account.  You must rely for  distributions  of your  certificates
certificates:                               upon  payments on the  receivables  and  amounts,  if any, in the reserve account.  Although funds in the reserve  account may be available on each distribution  date to cover  shortfalls in  distributions of interest and principal  on the  certificates,  the  amounts  available  in the reserve account are limited.  If the reserve account becomes depleted,  the trust will depend  solely on current  collections  on the  receivables  to make payments on the certificates.



Subordination of class B certificates       Distributions  of  interest  and  principal  on the class B  certificates
increases risk of loss to class B           will be  subordinated  in priority of payment  interest and principal due
certificateholders:                         on   the   class   A    certificates.    Consequently,    the   class   B
                                            certificateholders  will not receive any distributions  with respect to a
                                            Collection  Period until the full amount of interest and principal due on the class A certificates on such  distribution  date has been distributed to the class A  certificateholders.  Such subordination has the effect of increasing  the  likelihood  of payment on the class A  certificates  and
                                            therefore   decreasing   the   likelihood  of  payment  on  the  class  B
                                            certificates.


Prepayment on receivables may affect your   We have determined the final scheduled  distribution  date for each class
yield to maturity:                          of certificates so that distributions on the underlying  receivables will be sufficient to retire each such class on or before its final  scheduled distribution date.  However,  because some prepayments of the receivables are likely and some  receivables  have terms to maturity that are shorter than the term to  maturity  assumed in  calculating  each  class's  final
                                            scheduled   distribution  date,  the  actual  payment  of  any  class  of certificates  likely will occur  earlier,  and could occur  significantly
                                            earlier,   than  such  class's   final   scheduled   distribution   date.
                                            Nevertheless,  there can be no assurance that the final  distribution  of principal  of any or all  classes of  certificates  will be earlier  than such class's final scheduled distribution date.

                                      S-10




[The geographic concentration and           Economic  conditions  in the  states  where  obligors  reside  may affect
performance of the receivables may          delinquencies,  losses and prepayments on the receivables.  The following
increase the risk of loss on your           economic conditions may affect payments on the receivables:
investment:                                 o        unemployment,
                                            o        interest rates,
                                            o        inflation rates, and
                                            o        consumer perceptions of the economy.

                                            If a large number of obligors are located in a  particular  state,  these conditions  could increase the  delinquency,  credit loss or repossession experience of the  receivables.  If there is a concentration  of obligors and receivables in particular states, any adverse economic  conditions in those states may affect the  performance of the  securities  more than if this concentration did not exist.

                                            As of [ ,]  World  Omni  Financial  Corp.'s  records  indicate  that  the billing  addresses  of  the  obligors  of  the  receivables  were  in the following states:

                                                                                  PERCENTAGE OF
                                                           STATE             TOTAL PRINCIPAL BALANCE:
                                            __________________________       __________________________
                                                ____________________                    [   ]%
                                                ____________________                    [   ]%
                                                ____________________                    [   ]%
                                                ____________________                    [   ]%
                                                ____________________                    [   ]%

                                            We refer you to "The Receivables Pool" in this prospectus supplement.]

You  may  have  difficulty   selling  your  There  will  have  been  no  secondary  market  for  any  series  of your securities  and/or  obtaining your desired  securities  prior to the related  offering.  The  underwriters  intend to price due to the  absence  of a  secondary  make a secondary  market for the securities,  but are not obligated to do
market.                                     so.  We  cannot  assure  you that a market  will  develop  or, if it does develop,  that it will  provide  you  with  liquidity  of  investment  or continue for the life of your securities.

                                            There have been  times in the past when very few  buyers of asset  backed securities  existed and there may be similar  times in the  future.  As a result,  you may be unable to obtain  the price  that you wish to receive for your securities or you may suffer a loss on your investment.

                                    THE TRUST
General

         The seller will establish the trust by selling and assigning the trust property, as described below, to the trustee in exchange for the certificates. The trust will be governed by a pooling and servicing agreement dated as of ____________. The servicer will service the receivables pursuant to the pooling and servicing agreement and will be compensated for acting as the servicer. See "Description of the Trust Documents--Servicing Compensation and Payment of Expenses." The trust will not engage in any business other than:

     (1) acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;
     (2)      issuing and making payments on the securities; and
     (3)      engaging in other activities to accomplish the above.

         If the protection provided to the investment of the certificateholders by the reserve account is insufficient, and, in the case of the class A certificateholders, the subordination of the class B certificates is insufficient, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. In this event, some factors, such as the trust's not having first priority perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables. These factors may reduce the proceeds available to certificateholders with respect to the certificates. We refer you to "Description of the Trust Documents--Distributions--Allocations and Distributions" in this prospectus supplement and "Some Legal Aspects of the Receivables" in the prospectus.

The Trustee

         [________________] is the trustee under the pooling and servicing agreement. [___________] is a [national banking association] and its principal offices are located at [________________].


                              THE RECEIVABLES POOL

         The pool of receivables (the receivables pool) purchased on the closing date will have an aggregate outstanding principal balance of approximately $[___________] as of the cutoff date. Each receivable is a simple interest receivable. World Omni Financial Corp. purchased most of the receivables from dealers in the ordinary course of business. Approximately [__%] of the receivables were originated by World Omni Financial Corp. under a program where World Omni Financial Corp. offers to obligors which lease vehicles from its affiliates the option of financing the purchase of the leased vehicle when the related lease expires. As of the cutoff date, the receivables meet the criteria described in the prospectus under "The Receivables Pool." In addition, as of the applicable cutoff date, each receivable:

         o     [is secured by a new or used automobile or light duty truck;

         o     was originated in the United States;

         o provides for level monthly payments that fully amortize the amount financed over its original term, subject to some exceptions;

         o     was originated on or prior to [_______];

         o has an original term of [____] to [_____] months and has a remaining term to maturity of not less than [___] months nor more than [___] months;

         o provides for the payment of a finance charge at a stated annual percentage rate ("APR") ranging from [___]% to [___]%;

         o shall not have a scheduled payment that is more than 30 days past due;

         o was not due, to the best knowledge of World Omni Financial Corp., from any obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent;

         o was not secured by a financed vehicle that had been repossessed without reinstatement; and

         o     has a scheduled maturity not later than [____________].]

                       COMPOSITION OF THE RECEIVABLES POOL

Initial Pool Balance ...................................................................$[       ]
Number of Receivables...................................................................[        ]
Average Cutoff Date Principal Balance...................................................$[       ]
Average Original Amount Financed........................................................[        ]
  Range of Original Amount Financed.....................................................[        ]
Weighted Average APR of Receivables(1)..................................................[        ]%
  Range of APRs.........................................................................[        ]
Weighted Average Remaining Maturity(1)..................................................[        ]
  Range of Remaining Maturities as of the Cutoff Date...................................[        ]

---------------------

(1)  By original principal balance as of the cutoff date.

         Approximately [____]% of the aggregate cutoff date principal balance of the receivables purchased on the closing date, constituting [____]% of the number of the total receivables, represent new vehicles, and approximately [_____]% of the aggregate cutoff date principal balance of the receivables purchased on the closing date, constituting [____]% of the number of the total receivables, represent used vehicles.

         The geographic distribution and distribution by annual percentage rate of the receivables conveyed to the trust on the closing date as of the cutoff date are described in the following tables.


        Geographic Distribution of the Receivables as of the Cutoff Date


                                                                                                       PERCENT OF
                                                                   PERCENT OF         INITIAL            INITIAL
                                                NUMBER OF          NUMBER OF            POOL              POOL
                STATE(1)                       RECEIVABLES       RECEIVABLES(3)       BALANCE          BALANCE(3)
                --------                       -----------       --------------       -------          ----------
Alabama...............................                                      %     $                             %
Florida...............................
Georgia...............................
North Carolina........................
South Carolina........................
All Others(2).........................

         Total........................                                    100%                                100%

---------------------

(1)  Based on address of origination.
(2) No other state represents a percentage of the aggregate Principal Balance as of the initial cutoff date in excess of ____ percent.
(3)  Percentages may not add up to 100% because of rounding.

 Distribution of the Receivables by Annual Percentage Rate as of the Cutoff Date



                                                                                                       PERCENT OF
                                                                                     INITIAL            INITIAL
                                              NUMBER OF      PERCENT OF NUMBER         POOL               POOL
      ANNUAL PERCENTAGE RATE RANGE           RECEIVABLES     OF RECEIVABLES(1)       BALANCE           BALANCE(1)
      ----------------------------           -----------     -----------------       -------           ----------
[----]% - [----]%.....................                                   %       $                              %
[----]% - [----]%.....................
[----]% - [----]%.....................
[----]% - [----]%.....................
[----]% - [----]%.....................
[----]% - [----]%.....................
                                             -----------     -------------       --------------      ------------

                                                             -------------       --------------      ------------
         Total                                                     100.00%                                100.00%
                                                             =============       ==============      ============

---------------------

(1)  Percentages may not add up to 100% because of rounding.

Delinquencies, Repossessions and Net Losses.

         Set forth below is some information concerning World Omni Financial Corp.'s experience with respect to its portfolio of new and used automobile and light duty truck retail installment sale contracts similar to the receivables.

         The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.'s delinquency, credit loss and repossession experience with respect to automobile and light duty truck installment sale contracts in the future, or the experience of the trust with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light duty trucks.

                             Delinquency Experience
                             (Dollars in Thousands)

                                                 1999               1998                1997              1996
                                                 ----               ----                ----              ----
Ending Number of Contracts.................    106,337              76,883             56,442            46,897

Percentage of Delinquent Contracts(1)(2)(3)
31-60 Days.................................      1.39%               1.82%              1.99%             2.69%
61-90 Days.................................      0.13%               0.16%              0.25%             0.23%
91 Days and Over...........................      0.02%               0.02%              0.06%             0.04%
                                                 -----               -----              -----             -----
            Total..........................      1.54%               2.00%              2.30%             2.96%

----------
(1) Delinquency figures reported exclude delinquent bankrupt contracts. As of December 31, 1999, bankrupt contracts greater than 60 days past due totaled 749.

(2) The period of delinquency is based on the number of days payments are contractually past due. (3) As a percentage of the total number of contracts at period end. Net Loss and Repossession Experience(1) (Dollars in Thousands)


                                                      1999             1998              1997             1996
                                                      ----             ----              ----             ----
Ending Net Receivables.........................     $1,235,065        $818,488           $607,890        $475,410
Ending Number of Contracts.....................        106,337          76,883             56,442          46,897
Average Portfolio Outstanding During the Period     $  985,303        $758,566           $495,091        $427,851
Average Number of Contracts Outstanding During          88,807          72,772             50,210          42,949
the Period....................................
Number of Repossessions........................          1,335           1,300              1,178           1,181
Repossessions as a Percentage of Average
Number of Contracts Outstanding................           1.50%           1.79%              2.35%           2.75%
Net Repossession Losses (1) (2)................     $    5,223        $  6,248           $  6,293        $  6,643
Net Losses as a Percentage of Average
Portfolio Outstanding..........................           0.53%           0.82%              1.27%           1.55%

----------
(1) Net losses equal the aggregate net principal balances of all contracts determined to be uncollectable in the period plus accrued but unpaid interest earned through the point of charge-off, less any recoveries.

(2) Includes charged-off amounts as well as repossession losses but does not include expenses incurred to dispose of vehicles.

                              YIELD CONSIDERATIONS

         All of the receivables can be prepaid at any time without charge. For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and some other receivables repurchased for administrative reasons. A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. For example, an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of World Omni Financial Corp. As the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the receivables, the final distribution in respect of the certificates could occur significantly earlier than the final scheduled distribution date. Certificateholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the seller or servicer of its option to purchase the receivables and redeem the certificates under the conditions described in "Description of the Securities--Optional Redemption" in this prospectus supplement will also accelerate the payment of the certificates.

                                OTHER INFORMATION

         Under the pooling and servicing agreement, the certificateholders will receive monthly reports concerning the payments received on the receivables and various other items of information. The trustee will furnish to the certificateholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Trust Documents--Statements to Certificateholders" in this prospectus supplement.

                                 USE OF PROCEEDS

         The seller will use the net proceeds of the sale of the certificates to purchase the receivables from World Omni Financial Corp.


                          DESCRIPTION OF THE SECURITIES

General

         The certificates will be issued under the terms of a pooling and servicing agreement among the seller, the servicer and the trustee. We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement.

Payments of Interest

         Interest on the principal balances of the classes of the certificates will accrue at their respective per annum pass-through rates and will be payable to the certificateholders monthly on each distribution date, commencing [__________]. Payments will be made to the certificateholders of record as of the day immediately preceding such distribution date or, if definitive securities are issued, as of the 15th day of the preceding month. Interest on the outstanding principal amount of the certificates will accrue at the applicable pass-through rates during the interest accrual period (from the closing date (in the case of the first distribution date) or from the [first] day of the month preceding the month of a distribution date to and including the [last] day of the month of the distribution date). Interest on each class of the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. We refer you to "Description of the Trust Documents--Distributions--Payments to Certificateholders" in this prospectus supplement.

Payments of Principal

         On the Business Day immediately preceding each distribution date, the trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis. Payments to certificateholders on the following distribution date will be based on this allocation. A "Collection Period" means with respect to any distribution date, the calendar month preceding such distribution date. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the City of New York, Deerfield Beach, Florida or Mobile, Alabama are authorized by law, regulation or executive order to be closed. We refer you to "Description of the Trust Documents--Distributions--Payments to Certificateholders" in this prospectus supplement

Optional Redemption

         To avoid excessive administrative expense, the seller or the servicer may at its option purchase all remaining receivables from the trust. The seller or the servicer (or its successor) may exercise this repurchase option on or after the last day of any month on or after which the aggregate principal balance of the receivables is equal to 10% or less of the aggregate cutoff date principal balance of receivables. The redemption price will at least equal the aggregate of the unpaid principal amount of the certificates plus accrued and unpaid interest as of such last day. Exercise of this right will result in the early retirement of the certificates. Upon declaration of an optional redemption, the trustee will give written notice of termination to each certificateholder of record. The final distribution to any certificateholder will be made only upon surrender and cancellation of each certificateholder's certificate at the office or agency of the trustee specified in the notice of termination.

                          REGISTRATION OF CERTIFICATES

General

         The Certificates will evidence interests in the trust created pursuant to the pooling and servicing agreement. The class A certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately ____% of the trust and the class B certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of approximately ____% of the trust.

Book Entry Registration

         The certificates will initially be represented by certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as
amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         A person acquiring an interest in the certificates will hold his or her interest through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Clearstream or Euroclear, respectively, and each a participating member of DTC. We refer you to "Description of the Securities--Book Entry Registration" in the prospectus.

         If you are acquiring beneficial ownership interests in the certificates, you may hold the certificates directly though DTC if you are a Participant, or you may hold your interest indirectly through organizations which are Participants. Your ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains your account for that purpose. In turn the entity's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as its agent, whose interest will in turn be recorded on the records of DTC). We refer you to "Description of the Securities--Book-Entry Registration" in the prospectus.

                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes some terms of the trust documents which are comprised of the purchase agreement and the pooling and servicing agreement. We have filed forms of the trust documents as exhibits to the registration statement. We will file a copy of the final trust documents with the Securities and Exchange Commission following the issuance of the securities. Because this is a summary of the trust documents, it does not contain all the information that may be important to you. You should read the trust documents in their entirety if you require complete information regarding their contents.

Sale and Assignment of Receivables

         On or before the closing date, various structured commercial paper lending vehicles and an affiliated entity of World Omni Financial Corp. will transfer their interests in the receivables to World Omni Financial Corp. The seller will then purchase from World Omni Financial Corp. under the purchase agreement, without recourse (except as provided in the purchase agreement), World Omni Financial Corp.'s entire interest in the receivables, together with World Omni Financial Corp.'s security interests in the related financed vehicles. At the time of issuance of the certificates, the seller will sell and assign to the trust, without recourse, except as provided in the pooling and servicing agreement, its entire interest in the receivables, together with its security interests in the financed vehicles. The trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the certificates to the seller in exchange for the receivables. The seller will sell the certificates to the underwriters. We refer you to "Underwriting" in this prospectus supplement.

         To assure uniform quality in servicing, as well as to reduce administrative costs, the trustee will appoint the servicer as custodian of the receivables and all documents related thereto. The receivables will not be physically segregated from other automobile and light duty truck retail installment sale contracts of the servicer, or those which the servicer services for others, to reflect the transfer to the trust.

         In the purchase agreement, World Omni Financial Corp. will make representations and warranties to the seller concerning the receivables, as described under "Receivables Pool" in this prospectus supplement. As of the last day of the second (or, if World Omni Financial Corp. elects, the first) month following the discovery by or notice to the seller and World Omni Financial Corp. of a breach of any representation or warranty that materially and adversely affects the interest of the trust or the trustee, unless the breach is cured, World Omni Financial Corp. will purchase such receivable from the trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the certificateholders or the trustee for any such uncured breach.

Trust Accounts

         The trustee will establish and maintain one or more accounts (collectively, the "Collection Account") in the name of the trustee on behalf of the certificateholders. Within two Business Days of receipt of funds, the servicer will deposit collections into the Collection Account. The trustee will also establish and maintain one or more accounts, in the name of the trustee on behalf of the certificateholders, from which it will make all distributions with respect to the certificates (collectively, the "Distribution Account").

Advances

         [The servicer will make advances of interest] in respect of the receivables.

Servicing Compensation and Payment of Expenses

         The servicing fee for the servicer will be [__]% per annum of the Pool Balance as of the first day of the related Collection Period (or, in the case of the first distribution date, as of the initial cutoff date). The "Pool Balance" will represent the aggregate principal balance of the receivables at the end of a Collection Period, after giving effect to all payments received from obligors, Purchase Amounts for that Collection Period, and all losses realized on receivables liquidated during such Collection Period.

         The servicing fee in respect of a Collection Period (together with any portion of the servicing fee that remains unpaid from prior distribution dates) will be paid on the distribution date following such Collection Period out of collections for such Collection Period. The servicer may elect to waive the servicing fee with respect to a related Collection Period as discussed in "Description of the Trust Documents--Servicing Compensation" in the prospectus.

Distributions

         Deposits to Distribution Account

         On or before each distribution date, the servicer will cause the Total Distribution Amount (net of the servicing fee for such distribution date and any previously unpaid servicing fees) to be deposited into the Distribution Account. The "Total Distribution Amount"for a distribution date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the receivable became a Liquidated Receivable.

         Allocations and Distributions

         On each distribution date, the servicer will instruct the trustee to make the following distributions, to the extent of the amount then on deposit in the Distribution Account, in the following order of priority:

     (1) allocate to the class A certificateholders for distribution as described below, from the Total Distribution Amount remaining after the deduction of the unpaid servicing fees, the Class A Interest Distributable Amount;

     (2) allocate to the class A certificateholders for distribution as described below, from the Total Distribution Amount remaining after the application of clause (1) and the deduction of the unpaid servicing fees, the Class A Principal Distributable Amount;

     (3) allocate to the class B certificateholders for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) and (2) and the deduction of the unpaid servicing fees, the Class B Interest Distributable Amount; and

     (4) allocate to the class B certificateholders for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1), (2) and (3) and the deduction of the unpaid servicing fees, the Class B Principal Distributable Amount;

     (5) allocate to the reserve account, from the Total Distribution Amount remaining after the application of clause (2) and the deduction of the unpaid servicing fees, the excess, if any, of the specified reserve amount over the amount then allocated to the reserve account; and

     (6)  [distribute to the seller the remaining balance, if any.]

For purposes of this prospectus supplement, the following terms shall have the following meanings:

         The "Interest Distribution Amount" for a distribution date generally will be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the receivables allocable to interest; (ii) all proceeds of the liquidated receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on the liquidated receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the servicer's customary servicing procedures, and all recoveries in respect of liquidated receivables which were written off in prior Collection Periods; (iii) the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (iv) investment earnings on funds on deposit in the Collection Account.

         The "Principal Distribution Amount" for a distribution date generally will be the sum of the following amounts with respect to the related Collection
Period: (i) that portion of all collections on the receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of receivables which became liquidated receivables during such Collection Period in accordance with the servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such liquidated receivables; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor as of the date of the original contract.

         The Interest Distribution Amount and the Principal Distribution Amount on any distribution date shall exclude all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

         The Interest Distribution Amount and Principal Distribution Amount with respect to any distribution date will not be determined on the basis of the reconciliation methodology described under "Description of the Transfer and Servicing Agreements--Distributions--Allocation of Collections on Receivables; Reconciliation."

         Calculation of Distributable Amounts

         The "Class A Distributable Amount" with respect to a distribution date shall be an amount equal to the sum of (i) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount" consisting of thirty (30) days' interest at the class A pass-through rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the final scheduled distribution date, the Class A Principal

Distributable Amount will include the lesser of (A) the Class
A Percentage of any payments of principal due and remaining unpaid on each receivable in the trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the class A certificateholders on such distribution date and allocable to principal) to reduce the Class A Certificate Balance to zero.

         The "Class A Certificate Balance" shall equal, initially, $_____________ and, thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to class A certificateholders and allocable to principal.

         The "Class B Distributable Amount" with respect to a distribution date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount," consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount," consisting of thirty (30) days' interest at the class B pass-through rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the final scheduled distribution date, the principal required to be distributed to the class B certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the receivables in the trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to class A and class B certificateholders on such distribution date and allocable to principal) to reduce the Class B Certificate Balance to zero.

         The "Class B Certificate Balance" shall equal, initially, $_______________ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to class B certificateholders (or deposited in the reserve account, but not including the reserve account initial deposit) and allocable to principal and by Realized Losses.

         The "Certificateholders' Distributable Amount" means, with respect to any distribution date, the sum of the Class A Distributable Amount and the Class B Distributable Amount.

         Calculation of Amounts to Be Distributed

         Prior to each distribution date, the servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

         The holders of the class A certificates will receive on any distribution date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below) as of the close of the preceding distribution date. On each distribution date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding distribution date (plus interest on such Class A Interest Carryover Shortfall at the class A pass-through rate from such preceding distribution date to the current distribution date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the servicing fee) on such distribution date, the class A certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the reserve account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

         The "Class A Interest Carryover Shortfall" as of the close of any distribution date means the excess of the Class A Interest Distributable Amount for such distribution date, plus any outstanding Class A Interest Carryover Shortfall from the preceding distribution date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the class A pass-through rate from such preceding distribution date through the current distribution date, over the amount of interest that the holders of the class A certificates actually received on such current distribution date.

         On each distribution date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding distribution date exceeds the Class A Percentage of the Principal Distribution Amount on such distribution date, the class A certificateholders shall be entitled to receive such amounts first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the reserve account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any distribution date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding distribution date over the amount of principal that the holders of the class A certificates actually received on such current distribution date.

         The holders of the class B certificates will receive on any distribution date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (each as defined below) as of the close of the preceding distribution date. On each distribution date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding distribution date (plus interest on such Class B Interest Carryover Shortfall at the class B pass-through rate from such preceding distribution date to the current distribution date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after distribution of the servicing fee) on such distribution date less any portion thereof required to be distributed to the class A certificateholders pursuant to their prior rights as described above, the class B certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the class A certificateholders as described above and, second, from the amount, if any, available in the reserve account (after giving effect to any withdrawals therefrom for distribution to the class A certificateholders on such distribution date). The "Class B Interest Carryover Shortfall" as of the close of any distribution date means the excess of the Class B Interest Distributable Amount for such distribution date, plus any outstanding Class B Interest Carryover Shortfall from the preceding distribution date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the class B pass-through rate from such preceding distribution date through the current distribution date, over the amount of interest that the holders of the class B certificates actually received on such current distribution date.

         On each distribution date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding distribution date exceeds the Class B Percentage of the Principal Distribution Amount on such distribution date less any portion thereof required to be distributed to the class A certificateholders pursuant to their prior rights as described above, the class B certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or class B certificateholders as described above and, second, from amounts available in the reserve account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the class A certificateholders and for distribution of interest to the class B certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any distribution date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding distribution date over the amount of principal that the holders of class B certificates actually received on such current distribution date.

Subordination of the class B certificates; [Reserve Acount]

         The rights of the class B certificateholders to receive distributions with respect to the receivables generally will be subordinated to the rights of the class A certificateholders in the event of defaults and delinquencies on the receivables as described herein and provided in the pooling and servicing agreement. The protection afforded to the class A certificateholders through subordination will be effected both by the preferential right of the class A certificateholders to receive current distributions with respect to the receivables and by the establishment of the reserve account. The seller will initially deposit into the reserve account a specified reserve amount equal to an initial deposit on the closing date in cash or eligible investments in the amount of $[_________], which is [__]% of the initial principal balance of the securities. The trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the reserve account until the reserve account reaches the specified balance required.

         The trustee will hold amounts allocated from time to time to the reserve account for the benefit of certificateholders. On each distribution date the trustee will pay to the certificateholders from the reserve account the amount by which the Total Distribution Amount (after the payment of the servicing fee) with respect to any Collection Period is less than the Certificateholders' Distributable Amount. On each distribution date, the trustee will deposit into the reserve account up to the specified reserve amount to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the servicing fee and the payment of the Certificateholders' Distributable Amount.

         If the amount allocated to the reserve account on any distribution date (after giving effect to all deposits therein or other withdrawals therefrom on such distribution date) is greater than the specified reserve amount for the related distribution date, the trustee will generally distribute the excess amount to the seller. [To the extent the seller elects, the seller may instruct the trustee to deposit such excess amounts in the Collection Account for application as described in [__________]. The seller has no obligation to make this election.] Upon this distribution, the certificateholders will not have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any rating agency of its rating of any class of certificates, unless such rating has been restored, the trustee will pay any such excess to certificateholders on each distribution date as an accelerated payment of principal.

         After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the certificates and (ii) the outstanding principal balance of the securities, the trustee will distribute any remaining funds in the reserve account, subject to some limitations, to the seller.

         The subordination of the class B certificates and the reserve account are intended to enhance the likelihood of receipt by class A certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the class A certificateholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, certificateholders could incur losses or a temporary shortfall in the amounts distributed to the certificateholders could result, which could, in turn, increase the average lives of the certificates.]

         If on any distribution date the holders of the class A certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such distribution date (after giving effect to any amounts withdrawn from the reserve account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the class B certificates generally will not receive any portion of the Total Distribution Amount. While the class B certificateholders are entitled to receive amounts from the reserve account as described above, such entitlement is subordinated to the rights of the class A certificateholders to receive amounts from the reserve account as described above. If the reserve account becomes depleted, the class B certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

Statements to Certificateholders

         On each distribution date, the trustee will include with each distribution to each certificateholder of record as of the close of business on the applicable record date a statement (prepared by the servicer) as described in "Description of the Securities--Statements to Certificateholders" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Cadwalader, Wickersham & Taft, the trust will be treated as a grantor trust for federal income tax purposes, will not be subject to federal income tax and will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Federal Income Tax Consequences--Trusts Treated as Grantor Trusts" in the Prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

         A rule under the Florida Income Tax Code (the "Loan Rule") provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the certificates, then a financial organization investing in the certificates would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. The seller believes the Loan Rule does not apply to an investment in the certificates or the receipt of interest on the certificates by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the certificates and your ability to offset any such Florida tax against any other state tax liabilities.

         The State of Florida imposes a value-based intangibles tax on January 1 of each year at the rate of $1.50 per $1,000 of value on certain intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. On the last Business Day of each year, in an effort to minimize the impact of this intangibles tax, the servicer intends to transfer the custody of the receivables, together with all of its duties, rights and obligations under the pooling and servicing agreement to World Omni Acceptance III Corp., ("WOAC III"), a wholly-owned subsidiary of World Omni Financial Corp., located and managed outside the State of Florida (such transfer, the "Annual Servicing Transfer"). The trust will continue to own the receivables. Only the servicer's servicing rights under the pooling and servicing agreement, together with its custody of the receivables, will be transferred to WOAC III, to be held in escrow and returned to the servicer on the first Business Day of the following year. This annual transfer is consistent with the Technical Assistance Advisement 95(C)2-021 issued by the Florida Department of Revenue, which holds that a transfer of receivables to a wholly-owned subsidiary located outside the State of Florida and having no contacts with the State of Florida was sufficient to avoid the imposition of the intangibles tax on the receivables subject to such tax. As additional protection, the trust will be indemnified by World Omni Financial Corp. with respect to any liability for this intangibles tax. World Omni Financial Corp. has agreed in the pooling and servicing agreement not to conduct any servicing activities during the period of the Annual Servicing Transfer.

         The discussion above does not address the tax treatment of the trust, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the local tax treatment of the trust and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

                              ERISA CONSIDERATIONS

         The class A certificates

         Subject to the considerations set forth under "ERISA Considerations" in the Prospectus, the class A certificates may be purchased by or with assets of an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a class A certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the class A certificates under ERISA, see "ERISA Considerations" in the Prospectus.

         The class B certificates

         The class B certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a class B certificate, each class B certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the class B certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated [ , 2000] among World Omni Financial Corp., the seller and the underwriters, the seller has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the offered certificates described opposite its name below:

                              CLASS A CERTIFICATES

                                                                                        PRINCIPAL
                                                                                         AMOUNT
[            ]....................................................................  $[             ]
[            ]....................................................................   [             ]
[            ]....................................................................   [             ]
[            ]....................................................................   [             ]
                                                                                    ----------------
                     Total........................................................  $[             ]
                                                                                    ================




                              CLASS B CERTIFICATES

                                                                                        PRINCIPAL
                                                                                         AMOUNT

[            ]....................................................................  $[             ]
[            ]....................................................................   [             ]
[            ]....................................................................   [             ]
[            ]....................................................................   [             ]

                                                                                    ----------------
                     Total........................................................  $[             ]
                                                                                    ================


         The underwriters have advised the seller that they propose initially to offer the offered certificates to the public at the prices described herein, and to some dealers at such prices less the initial concession not in excess of [____% per class A certificate and ____% per class B certificate.] The underwriters may allow and the related dealers may reallow a concession not in excess of [____% per class A certificate and ____% per class B certificate] to some other dealers. After the initial public offering of the offered certificates, the public offering price and such concessions may be changed.

         The underwriting agreement provides that the obligations of the underwriters are subject to some conditions precedent and that the underwriters will purchase all the certificates offered hereby if any of such certificates are purchased.

         [Each underwriter has represented and agreed that (a) it has not offered or sold, and will not offer to sell, any offered certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the offered certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.]

     The certificates are a new issue of securities with no established trading market. World Omni Financial Corp. and the seller do not intend to apply for listing of the certificates on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the seller that they intend to act as market makers for the certificates. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the certificates.

         [In connection with the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the certificates for the purpose of stabilizing its market price. In addition, the underwriters may impose "penalty bids" whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the certificates that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice].

         World Omni Financial Corp. and the seller have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

         [In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and the seller and their affiliates]. We refer you to "Use of Proceeds" herein and "Plan of Distribution" in the accompanying prospectus.

         This prospectus supplement and the accompanying prospectus may be used by the underwriters, affiliates of which have an ownership interest in, or participate in banking transactions with, World Omni Financial Corp. and the seller, in connection with offers and sales related to market making transactions in the certificates. The underwriters may act as principals or agents in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

                                 LEGAL OPINIONS

         Some legal matters relating to the securities will be passed upon for the seller and the servicer by Cadwalader, Wickersham & Taft, New York, New York. Some legal matters relating to Florida state tax laws will be passed upon for the seller and the servicer by____________________________. Certain legal matters relating to the certificates will be passed upon for the underwriters by [ ].

                                 INDEX OF TERMS




Annual Servicing Transfer..........................27
APR................................................13
Business Day.......................................18
Certificateholders' Distributable Amount...........23
Class A Certificate Balance........................23
Class A Distributable Amount.......................22
Class A Interest Carryover Shortfall...............24
Class A Interest Distributable Amount..............22
Class A Percentage.................................18
Class A Principal Carryover Shortfall..............24
Class A Principal Distributable Amount.............22
Class B Certificate Balance........................23
Class B Distributable Amount.......................23
Class B Interest Carryover Shortfall...............24
Class B Interest Distributable Amount..............23
Class B Percentage.................................18
Class B Principal Carryover Shortfall..............25
Class B Principal Distributable Amount.............23
Clearstream........................................19
Code...............................................28
Collection Account.................................20
Collection Period..................................18
Distribution Account...............................20
DTC................................................18
Euroclear..........................................19
Interest Distribution Amount.......................22
Liquidation Proceeds...............................22
Loan Rule..........................................27
Participants.......................................19
Plan...............................................28
Pool Balance.......................................20
Principal Distribution Amount......................22
Realized Losses....................................21
Total Distribution Amount..........................21
WOAC III...........................................27

No dealer, salesperson or other person is authorized to give any information or
to represent anything not contained in this prospectus and prospectus                                     $[         ]
supplement. You must not rely on any unauthorized information or                                         (Approximate)
representations. This prospectus and prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in
jurisdictions where it is lawful to do so. The information contained in this                     World Omni Auto Receivables LLC
prospectus and prospectus supplement is current only as of its dates. Until [ ],                               Seller
all dealers effecting transactions in the offered securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to
deliver a prospectus supplement and prospectus when acting as underwriters and                       Auto Receivables Backed
with respect to an unsold allotment or subscription.
                                                                                                        Notes Series 2000-







                                                                                                         -----------------
                                                                                                       PROSPECTUS SUPPLEMENT
                                                                                                         -----------------





                                                                                                            [Underwriter]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration Fee........................................................   $  435,600
Printing and Engraving..................................................      125,000
Legal Fees and Expenses.................................................      400,000
Accountants' Fees and Expenses..........................................      100,000
Rating Agency Fees......................................................      550,000
Trustee's Fees and Expenses.............................................       30,000
Miscellaneous Fees......................................................       20,000
  Total.................................................................   $1,660,600




ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The Registrant was formed under the laws of Delaware. The limited liability company agreement of the Registrant provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, directors or officers and may indemnify any employee or agent of the Registrant who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Registrant, where such person is a party because such person is or was a member, director, officer, employee, or agent of the Registrant. The Registrant's limited liability company agreement also provides that it will generally indemnify its members and directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director in connection with an action, suit or proceeding relating to acts or omissions of that director regarding specified items relating to bankruptcy and insolvency.

     In general, the Registrant will indemnify its members, directors or officers and may indemnify its employees or agents against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding. To the fullest extent permitted by law, the Registrant will also indemnify such member, director or officer and may indemnify such employee or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action or proceeding, the person must have had no reasonable cause to believe his misconduct was unlawful. Unless ordered by a court, certain indemnifications shall be made by the Registrant only as it authorizes in the specific case after (1) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (2) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the disinterested members or, if there is only one member, by that member. However, no indemnification shall be provided to any member, director, officer, employee, or agent of the Registrant for or in connection with (1) the receipt of a financial benefit to which the person is not entitled; (2) voting for or assenting to a distribution to members in violation of the limited liability company agreement or the Delaware Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions of such person constituting willful misconduct or gross negligence. To the extent that a member, director, officer, employee, or agent of the Registrant has been successful on the merits or otherwise in defense of an action, suit, or proceeding or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

     In addition, no Member, director or officer of the Registrant shall be liable to the Registrant or any other person who has an interest in the Registrant for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, director or officer in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such member, director or officer by the limited liability company agreement of the Registrant, except that a member, director or officer shall be liable for any such loss, damage or claim incurred by reason of such member's, director's or officer's willful misconduct or gross negligence.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers, directors and managers of the Registrant and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers, directors or managers (whether or not such person could be indemnified against such expense, liability or loss under the Delaware Limited Liability Company Act).

     Each underwriting agreement will provide that the underwriter will indemnify the Registrant against specified liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

     (a) Exhibits


1.1      --   Form of Underwriting Agreement
3.1      --   Limited Liability Company Agreement of Registrant*
4.1      --   Form of Trust Agreement and exhibits thereto
4.2      --   Form of Indenture and exhibits thereto
4.3      --   Form of Pooling and Servicing Agreement
5.1      --   Opinion of Cadwalader, Wickersham & Taft with respect to legality
8.1      --   Opinion of Cadwalader, Wickersham & Taft with respect to tax matters (incorporated in
              Exhibit 5.1)
10.1     --   Form of Sale and Servicing Agreement
10.2     --   Form of Purchase Agreement
23.1     --   Consent of Cadwalader, Wickersham & Taft (incorporated in Exhibit 5.1)
24.1     --   Power of Attorney (included on page II-5)


------------------

* Previously filed.


     (b) Financial Statements

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes:

     (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual reports pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To provide to the Underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

     (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities Act and will be governed by the final adjudication of such issue.

     (g) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (h) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (i) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Pre-Effective Amendment No. 1 to Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Deerfield Beach, State of Florida, on May 19, 2000.


                                         WORLD OMNI AUTO RECEIVABLES LLC


                                         By:      /S/ JAMES R. FOSTER
                                            ---------------------------------
                                             Name: James R. Foster
                                             Title: Treasurer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Foster his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Pre-Effective Amendment No. 1 to Form S-3 registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Form S-3 registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                           CAPACITY                                DATE
------------------------------------------  ---------------------------------------------------------   ------------

           /S/ JAMES R. FOSTER              Director and Treasurer                                      May 19, 2000
             James R. Foster                (Chief Financial and Accounting Officer)

           /S/ LOUIS R. FEAGLES             Director and President                                      May 19, 2000
             Louis R. Feagles               (Chief Executive Officer)

            /S/ COLIN W. BROWN              Director                                                    May 19, 2000
              Colin W. Brown

          /S/ JEFFREY B. SHAPIRO            Director                                                    May 19, 2000
            Jeffrey B. Shapiro

        /S/ CHRISTOPHER C. WHEELER          Director                                                    May 19, 2000
          Christopher C. Wheeler

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER              DESCRIPTION
  ------              -------------------------------------------------------------------------------------------------------
   1.1     --         Form of Underwriting Agreement
   3.1     --         Limited Liability Company Agreement of Registrant*
   4.1     --         Form of Trust Agreement and exhibits thereto
   4.2     --         Form of Indenture and exhibits thereto
   4.3     --         Form of Pooling and Servicing Agreement
   5.1     --         Opinion of Cadwalader, Wickersham & Taft with respect to legality
   8.1     --         Opinion of Cadwalader, Wickersham & Taft with respect to tax matters (incorporated in Exhibit 5.1)
   10.1    --         Form of Sale and Servicing Agreement
   10.2    --         Form of Purchase Agreement
   23.1    --         Consent of Cadwalader, Wickersham & Taft (incorporated in Exhibit 5.1)
   24.1    --         Power of Attorney (included on page II-5)


------------------


* Previously filed.